Exhibit 3.1

ENDAVA PLC
ARTICLES OF ASSOCIATION
Approved by Special Resolution on
3 May 2018 and adopted by the Board on [•] June 2018

Cooley (UK) LLP, Dashwood, 69 Old Broad Street, London EC2M 1QS, UK
T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 www.cooley.com

CONTENTS
CLAUSE

1.	EXCLUSION OF MODEL ARTICLES (AND ANY OTHER PRESCRIBED REGULATIONS)	1
2.	INTERPRETATION	1
3.	FORM OF RESOLUTION	5
4.	LIMITED LIABILITY	5
5.	CHANGE OF NAME	5
6.	SHAREHOLDER RIGHTS	5
7.	POWER TO ATTACH RIGHTS TO SHARES	5
8.	ALLOTMENT OF SHARES AND PRE-EMPTION	5
9.	REDEEMABLE SHARES	6
10.	PARI PASSU ISSUES	6
11.	VARIATION OF RIGHTS	7
12.	RIGHTS DEEMED NOT VARIED	7
13.	PAYMENT OF COMMISSION	7
14.	TRUSTS NOT RECOGNISED	7
15.	UNCERTIFICATED SHARES	7
16.	SHARE CERTIFICATES	9
17.	REPLACEMENT CERTIFICATES	9
18.	LIEN ON SHARES NOT FULLY PAID	10
19.	ENFORCEMENT OF LIEN BY SALE	10
20.	APPLICATION OF PROCEEDS OF SALE	10
21.	CALLS	10
22.	LIABILITY OF JOINT HOLDERS	11
23.	INTEREST ON CALLS	11
24.	SUMS TREATED AS CALLS	11
25.	POWER TO DIFFERENTIATE	11
26.	PAYMENT OF CALLS IN ADVANCE	11
27.	NOTICE IF CALL OR INSTALMENT NOT PAID	11
28.	FORFEITURE FOR NON-COMPLIANCE	11
29.	NOTICE AFTER FORFEITURE	11
30.	FORFEITURE MAY BE ANNULLED	12
31.	SURRENDER	12
32.	SALE OF FORFEITED SHARES	12
33.	EFFECT OF FORFEITURE	12
34.	EVIDENCE OF FORFEITURE	12
35.	LOCK-UP POST LISTING	12
36.	FORM OF TRANSFER	14
37.	RIGHT TO REFUSE REGISTRATION OF TRANSFER	14
38.	NOTICE OF REFUSAL TO REGISTER A TRANSFER	15
39.	NO FEES ON REGISTRATION	15
40.	OTHER POWERS IN RELATION TO TRANSFERS	15
41.	TRANSMISSION OF SHARES ON DEATH	15
42.	ELECTION OF PERSON ENTITLED BY TRANSMISSION	15

i

43.	RIGHTS ON TRANSMISSION	16
44.	DESTRUCTION OF DOCUMENTS	16
45.	SUB-DIVISION	17
46.	FRACTIONS	17
47.	ANNUAL GENERAL MEETINGS	17
48.	CONVENING OF GENERAL MEETINGS	17
49.	NOTICE OF GENERAL MEETINGS	18
50.	CONTENTS OF NOTICE OF MEETINGS	18
51.	OMISSION TO GIVE NOTICE AND NON-RECEIPT OF NOTICE	18
52.	POSTPONEMENT OF GENERAL MEETING	18
53.	QUORUM AT GENERAL MEETING	19
54.	PROCEDURE IF QUORUM NOT PRESENT	19
55.	CHAIRMAN OF GENERAL MEETING	19
56.	ENTITLEMENT TO ATTEND AND SPEAK	19
57.	ADJOURNMENTS	20
58.	NOTICE OF ADJOURNMENT	20
59.	BUSINESS OF ADJOURNED MEETING	20
60.	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT	20
61.	OVERFLOW MEETING ROOMS	21
62.	SATELLITE MEETING PLACES	21
63.	PROCEDURE WHERE GENERAL MEETINGS HELD AT MORE THAN ONE PLACE	22
64.	AMENDMENT TO RESOLUTIONS	22
65.	WITHDRAWAL AND RULING AMENDMENTS OUT OF ORDER	22
66.	MEMBERS' RESOLUTIONS	22
67.	METHOD OF VOTING	23
68.	OBJECTION TO ERROR IN VOTING	23
69.	VOTING PROCEDURE	23
70.	VOTES OF MEMBERS	23
71.	NO RIGHT TO VOTE WHERE SUMS OVERDUE ON SHARES	24
72.	VOTING BY PROXY	24
73.	RECEIPT OF PROXY	25
74.	REVOCATION OF PROXY	26
75.	AVAILABILITY OF APPOINTMENTS OF PROXY	27
76.	CORPORATE REPRESENTATIVES	27
77.	FAILURE TO DISCLOSE INTERESTS IN SHARES	27
78.	POWER OF SALE OF SHARES OF UNTRACED MEMBERS	29
79.	APPLICATION OF PROCEEDS OF SALE OF SHARES OF UNTRACED MEMBERS	30
80.	NUMBER OF DIRECTORS	30
81.	POWER OF COMPANY TO APPOINT DIRECTORS	30
82.	POWER OF BOARD TO APPOINT DIRECTORS	30
83.	ELIGIBILITY OF NEW DIRECTORS	30
84.	RETIREMENT OF DIRECTORS	31
85.	DEEMED RE-APPOINTMENT	31
86.	PROCEDURE IF INSUFFICIENT DIRECTORS APPOINTED	31
87.	REMOVAL OF DIRECTORS	31
88.	VACATION OF OFFICE BY DIRECTOR	32

89.	RESOLUTION AS TO VACANCY CONCLUSIVE	32
90.	APPOINTMENT OF ALTERNATE DIRECTORS	32
91.	ALTERNATE DIRECTORS’ PARTICIPATION IN BOARD MEETINGS	33
92.	ALTERNATE DIRECTOR RESPONSIBLE FOR OWN ACTS	33
93.	INTERESTS OF ALTERNATE DIRECTOR	33
94.	REVOCATION OF ALTERNATE DIRECTOR	33
95.	DIRECTORS' FEES	33
96.	EXPENSES	34
97.	ADDITIONAL REMUNERATION	34
98.	REMUNERATION OF EXECUTIVE DIRECTORS	34
99.	PENSIONS AND OTHER BENEFITS	34
100.	POWERS OF THE BOARD	35
101.	POWERS OF DIRECTORS IF LESS THAN MINIMUM NUMBER	35
102.	POWERS OF EXECUTIVE DIRECTORS	35
103.	DELEGATION TO COMMITTEES	35
104.	LOCAL MANAGEMENT	35
105.	POWER OF ATTORNEY	36
106.	EXERCISE OF VOTING POWER	36
107.	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS	36
108.	OVERSEAS REGISTERS	36
109.	BORROWING POWERS	36
110.	BOARD MEETINGS	39
111.	NOTICE OF BOARD MEETINGS	39
112.	QUORUM	39
113.	CHAIRMAN	39
114.	VOTING	39
115.	PARTICIPATION BY TELEPHONE OR OTHER FORM OF COMMUNICATION	39
116.	RESOLUTION IN WRITING	40
117.	PROCEEDINGS OF COMMITTEES	40
118.	MINUTES OF PROCEEDINGS	40
119.	VALIDITY OF PROCEEDINGS	40
120.	TRANSACTIONS OR OTHER ARRANGEMENTS WITH THE COMPANY	40
121.	AUTHORISATION OF DIRECTORS' CONFLICTS OF INTEREST	41
122.	DIRECTORS' PERMITTED INTERESTS	42
123.	GENERAL	44
124.	POWER TO AUTHENTICATE DOCUMENTS	44
125.	USE OF SEALS	44
126.	DECLARATION OF DIVIDENDS	45
127.	INTERIM DIVIDENDS	45
128.	CALCULATION AND CURRENCY OF DIVIDENDS	45
129.	AMOUNTS DUE ON SHARES CAN BE DEDUCTED FROM DIVIDENDS	45
130.	DIVIDENDS NOT IN CASH	45
131.	NO INTEREST ON DIVIDENDS	46
132.	METHOD OF PAYMENT	46
133.	UNCASHED DIVIDENDS	47
134.	UNCLAIMED DIVIDENDS	47

135.	SCRIP DIVIDENDS	47
136.	CAPITALISATION OF RESERVES	49
137.	RECORD DATES	51
138.	INSPECTION OF RECORDS	51
139.	ACCOUNT TO BE SENT TO MEMBERS	51
140.	SERVICE OF NOTICES	52
141.	HARD COPY FORM	53
142.	ELECTRONIC FORM	53
143.	ELECTRONIC MEANS	53
144.	WEBSITE	53
145.	SENDING OR SUPPLYING ANY DOCUMENT, INFORMATION OR NOTICE BY ANY OTHER MEANS	54
146.	PRESENCE AT MEETING EVIDENCE IN ITSELF OF RECEIPT OF NOTICE	54
147.	NOTICE ON PERSON ENTITLED BY TRANSMISSION	54
148.	RECORD DATE FOR SERVICE	54
149.	EVIDENCE OF SERVICE	54
150.	NOTICE WHEN POST NOT AVAILABLE	55
151.	VALIDATION OF DOCUMENTS IN ELECTRONIC FORM	55
152.	WINDING UP	56
153.	INDEMNITY AND INSURANCE	56
154.	EXCLUSIVE JURISDICTION	57
SCHEDULE		58

THE COMPANIES ACT 2006
PUBLIC COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
ENDAVA PLC
(Approved by special resolution on 3 May 2018 and adopted by the Board on [•] June 2018)

1.	Exclusion of model articles (and any other prescribed regulations)
No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229)) shall apply as the articles of the Company. The following shall be the articles of association of the Company.

2.	Interpretation

2.1	In these articles, unless the context otherwise requires:
Act: Companies Act 2006;
acting in concert: has the meaning attributed to it in the Takeover Code;
address: includes any number or address used for the purposes of sending or receiving documents or information by electronic means;
Affiliates: in relation to a person any other person directly or indirectly controlling, controlled by or under common control with such person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, contract or otherwise, provided that Affiliates shall not include any portfolio companies of a person;
Articles: these articles of association as altered from time to time and "Article" shall be construed accordingly;
Board: the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened quorate meeting of the Directors;
certificated shares: a share which is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;
Class A Ordinary Shares: means the class A ordinary shares issued by the Company and having the rights set out in Part 1 of the Schedule;
Class A Ordinary Shareholders: the holders of Class A Ordinary Shares;
Class B Ordinary Shares: the class B ordinary shares issued by the Company and having the rights set out in Part 2 of the Schedule;
Class B Ordinary Shareholders: the holders of Class B Ordinary Shares;
Class C Ordinary Shares: the class C ordinary shares issued by the Company and having the rights set out in Part 3 of the Schedule;

Class C Ordinary Shareholders: the holders of Class C Ordinary Shares;
class meeting: shall have the meaning given to it in Article 11;
clear days: in relation to a period of notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;
Companies Acts: the Act, the Companies Act 1985 and, where the context requires, every other statute from time to time in force concerning companies and affecting the Company;
Company: Endava plc;
Director: a Director for the time being of the Company;
DTC: The Depository Trust Company and any Affiliate or nominee therefore, including Cede & Co, and any successors thereto;
electronic form: has the meaning given to it in section 1168 of the Act;
electronic means: has the meaning given to it in section 1168 of the Act;
hard copy form: has the meaning given to it in section 1168 of the Act;
Listing: listing of the Company’s Class A Ordinary Shares or any American depositary share representing one or more units of the same on NYSE;
Listing Date: has the meaning given to it in Article 35.1;
member: a member of the Company, or where the context requires, a member of the Board or of any committee;
NYSE: the market known as the New York Stock Exchange;
NYSE Rules: the rules of the NYSE;
Office: the registered office from time to time of the Company;
Operator: the Operator of a relevant system (as defined in the uncertificated securities rules) or the transfer agent of the Company (as applicable);
paid up: paid up or credited as paid up;
Panel: the Panel on Takeovers and Mergers;
participating class: a class of shares title to which is permitted by the Operator to be transferred by means of a relevant system;
Permitted Class B Ordinary Transferee:

(i)
a trust for the benefit of that Class B Ordinary Shareholder or persons other than the Class B Ordinary Shareholder, if such transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Ordinary Shareholder, in each case so long as the Class B Ordinary Shareholder has sole dispositive power and exclusive Voting Control with respect to the Class B Ordinary Shares held by such trust;

(ii)	a pension, profit sharing, stock bonus or other type of plan or trust of which that Class B Ordinary Shareholder is a participant or beneficiary, provided that in each such Class

B Ordinary Shareholder has sole dispositive power and exclusive Voting Control with respect to the Class B Ordinary Shares held in such account, plan or trust;

(iii)
a corporation, partnership or limited liability company in which that Class B Ordinary Shareholder directly, or indirectly through one or more Permitted Class B Ordinary Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as the case may be, or otherwise has legally enforceable rights, such that the Class B Ordinary Shareholder retains sole dispositive power and exclusive Voting Control with respect to the Class B Ordinary Shares held by such corporation, partnership or limited liability company, as the case may be;

(iv)	an Affiliate; or

(v)	a transfer to a person or entity on the share register at the time of the transfer who is already a holder of Class B Ordinary Shares;
Permitted Class C Ordinary Transferee:

(i)
a trust for the benefit of that Class C Ordinary Shareholder or persons other than the Class C Ordinary Shareholder, if such transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class C Ordinary Shareholder, in each case so long as the Class C Ordinary Shareholder has sole dispositive power and exclusive Voting Control with respect to the Class C Ordinary Shares held by such trust;

(ii)
a pension, profit sharing, stock bonus or other type of plan or trust of which that Class C Ordinary Shareholder is a participant or beneficiary, provided that in each such Class C Ordinary Shareholder has sole dispositive power and exclusive Voting Control with respect to the Class C Ordinary Shares held in such account, plan or trust;

(iii)
a corporation, partnership or limited liability company in which that Class C Ordinary Shareholder directly, or indirectly through one or more Permitted Class C Ordinary Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as the case may be, or otherwise has legally enforceable rights, such that the Class C Ordinary Shareholder retains sole dispositive power and exclusive Voting Control with respect to the Class C Ordinary Shares held by such corporation, partnership or limited liability company, as the case may be;

(iv)	an Affiliate; or

(v)	a transfer to a person or entity on the share register at the time of the transfer who is already a holder of Class C Ordinary Shares;
Register: the register of members of the Company to be maintained under the Act or as the case may be any overseas branch register maintained under Article 108;
relevant system: a computer-based system which allows units of securities without written instruments to be transferred and endorsed pursuant to the uncertificated securities rules or other applicable regulations;
SEC: the United States Securities and Exchange Commission;
Secretary: the secretary of Company for the time being;

share: a Class A Ordinary Share and/or a Class B Ordinary Share and/or a Class C Ordinary Share, as the context permits and/or as depositary receipt or depositary share representing any of the foregoing as the context requires;
Share Warrant: a warrant to bearer issued by the Company in respect of its shares;
Seal: the common seal of the Company or, where the context allows, any official seal kept by the Company under section 50 of the Act;
Takeover Code: the City Code on Takeovers and Mergers;
uncertificated securities rules: any provision of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision;
uncertificated share: a share of a class which is at the relevant time a participating class, title to which is recorded on the Register as being held in uncertificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly; and
Voting Control: with respect to a share the exclusive power (whether directly or indirectly) to vote or direct the voting of such share by proxy, voting agreement, or otherwise.

2.2	Headings are used for convenience only and shall not affect the construction or interpretation of these Articles.

2.3	A person includes a corporate and an unincorporated body (whether or not having separate legal personality).

2.4	Words in the singular shall include the plural and vice versa.

2.5	A reference to one gender shall include a reference to the other gender.

2.6
A reference to a statute or statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

2.7
Any words or expressions defined in the Companies Acts in force when these Articles or any part of these Articles are adopted shall (if not inconsistent with the subject or context in which they appear) have the same meaning in these Articles or that part, save that the word "company" shall include any body corporate.

2.8
A reference to a document being signed or to signature includes references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts.

2.9	A reference to writing or written includes references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

2.10	A reference to documents or information being sent or supplied by or to a company (including the Company) shall be construed in accordance with section 1148(3) of the Act.

2.11	A reference to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

3.	Form of resolution
Subject to the Companies Acts, where anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution.

4.	Limited liability
The liability of the members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them.

5.	Change of name
The Company may change its name by resolution of the Board.

6.	Shareholder rights

6.1	The Class A Ordinary Shareholders have the rights in respect of the Class A Ordinary Shares which are set out in Part 1 of the Schedule.

6.2	The Class B Ordinary Shareholders have the rights in respect of the Class B Ordinary Shares which are set out in Part 2 of the Schedule.

6.3	The Class C Ordinary Shareholders have the rights in respect of the Class C Ordinary Shares which are set out in Part 3 of the Schedule.

7.	Power to attach rights to shares
Subject to the Companies Acts and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.

8.	Allotment of shares and pre-emption

8.1
Subject to the Companies Acts, these Articles and to any relevant authority of the Company in general meeting required by the Act, the Board may offer, allot (with or without conferring rights of renunciation), grant options over or otherwise deal with or dispose of shares or grant rights to subscribe for or convert any security into shares to such persons, at such times and upon such terms as the Board may decide. No share may be issued at a discount to the nominal value of such share.

8.2
The Board may, at any time after the allotment of any share but before any person has been entered in the Register, recognise a renunciation by the allottee in favour of some other person and accord to the allottee of a share a right to effect such renunciation and/or allow the rights to be represented to be one or more participating securities, in each case upon the subject to such terms and conditions as the Board may think fit to impose.

8.3
Under and in accordance with section 551 of the Act, the Directors shall be generally and unconditionally authorised to exercise for each prescribed period all the powers of the Company to allot shares up to an aggregate nominal amount equal to the Section 551 Amount.

8.4
Under and within the terms of the said authority or otherwise in accordance with section 570 of the Act, the Directors shall be empowered during each prescribed period to allot equity securities (as defined by the Act) wholly for cash:

(a)	in connection with a rights issue; and

(b)	otherwise than in connection with a rights issue up to an aggregate nominal amount equal to the Section 561 Amount.

8.5
During each prescribed period the Company and its Directors by such authority and power may make offers or agreements which would or might require equity securities or other securities to be allotted after the expiry of such period.

8.6
During the Initial Period the authorities set for the Section 551 amount and the Section 561 amount are both set at £3,000,000 unless either of those authorities are revoked by Shareholders by special resolution or replaced by relevant resolutions of Shareholders at a general meeting convened for the purpose prior to their expiry.

8.7	For the purposes of this Article:

(a)	Initial Period means the period commencing on adoption of these Articles and expiring on the fifth anniversary of the same;

(b)
rights issue means an offer of equity securities (as defined by the Act) open for acceptance for a period fixed by the Board to holders of equity securities on the Register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached to them but subject to such exclusions or other arrangements as the Board may deem necessary or expedient with regard to treasury shares, fractional entitlements or legal or practical problems under the laws of any territory or under the requirements of any recognised regulatory body or stock exchange in any territory;

(c)
prescribed period means any period (not exceeding five years on any occasion) for which the authority, in the case of Article 8.3, is conferred or renewed by ordinary or special resolution stating the Section 551 Amount and in the case of Article 8.4 is conferred or renewed by special resolution stating the Section 561 Amount provided that for the Initial Period the relevant amounts are those set out in Article 8.6;

(d)	Section 551 Amount means for any prescribed period, the amount stated in the relevant ordinary or special resolution;

(e)	Section 561 Amount means for any prescribed period, the amount stated in the relevant special resolution; and

(f)
the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

9.	Redeemable shares
Subject to the Companies Acts and to any rights attaching to existing shares, any share may be issued which can be redeemed or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable shares which are issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these Articles.

10.	Pari passu issues
If new shares are created or issued which rank equally with any other existing shares, or the Company purchases any of its own shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

11.	Variation of rights

11.1	Subject to the Companies Acts, the rights attached to any class of shares can be varied or abrogated:

(a)	in such manner (if any) as may be provided by those rights;

(b)	with the consent in writing of the holders of not less than three-quarters in nominal value of the issued share of that class (excluding any shares of that class held as treasury shares); or

(c)	with the authority of a special resolution passed at a separate meeting of the holders of the relevant class of shares known as a class meeting.

11.2
The provisions of this Article will apply to any variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article.

11.3	All the provisions in these Articles as to general meetings shall apply, with any necessary modifications, to every class meeting except that:

(a)
the quorum at every such meeting shall not be less than two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shared of the class) (excluding any shares of that class held as treasury shares); and

(b)	if at any adjourned meeting of such holders such quorum as set out above is not present, at least one person holding shares of the class who is present in person or by proxy shall be a quorum.

11.4	The Board may convene a class meeting whenever it thinks fit and whether or not the business to be transacted involves a variation or abrogation of class rights.

12.	Rights deemed not varied
Unless otherwise expressly provided by the rights attached to any class of shares, those rights shall be deemed not to be varied by the purchase by the Company of any of its own shares or the holding of such shares as treasury shares.

13.	Payment of commission
The Company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or other securities or the grant of an option to call for an allotment of shares or any combination of such methods.

14.	Trusts not recognised
Except as otherwise expressly provided by these Articles, required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share other than an absolute right of the holder of the whole of the share.

15.	Uncertificated shares

15.1	Under and subject to the uncertificated securities rules, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the uncertificated securities rules, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

15.2
In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(a)	the holding of shares of that class in uncertificated form;

(b)	the transfer of title to shares of that class by means of a relevant system; or

(c)	any provision of the uncertificated securities rules,
and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form.

15.3
Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the uncertificated securities rules.

15.4
If, under these Articles or the Companies Acts, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these Articles and the Companies Acts, such entitlement shall include the right of the Board to:

(a)
require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the Board requires;

(b)
appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and

(c)
take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

15.5
Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form but a class of shares shall not be treated as two classes simply because some shares of that class are held in certificated form and others in uncertificated form.

15.6
Unless the Board determines otherwise or the uncertificated securities rules require otherwise, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

15.7
The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

16.	Share certificates

16.1
Every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the Register as a holder of any certificated shares shall be entitled, without charge, to receive within the time limits prescribed by the Companies Acts (unless the terms of issue prescribe otherwise) one certificate for all of the shares of that class registered in his name.

16.2
The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named in the Register shall be sufficient delivery to all joint holders.

16.3
Where a member has transferred part only of the shares comprised in a certificate, he shall be entitled without charge to a certificate for the balance of such shares to the extent that the balance is to be held in certificated form. Where a member receives more shares of any class, he shall be entitled without charge to a certificate for the extra shares of that class to the extent that the balance is to be held in certificated form.

16.4
A share certificate may be issued under Seal (by affixing the Seal to or printing the Seal or a representation of it on the certificate) or signed by at least two Directors or by at least one Director and the Secretary. Such certificate shall specify the number and class of the shares in respect of which it is issued and the amount or respective amounts paid up on it. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

16.5
Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

17.	Replacement certificates

17.1
Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

17.2	Any certificate representing shares of any one class held by any member may at his request be cancelled and two or more certificates for such shares may be issued instead.

17.3
If a share certificate is defaced, worn out or said to be stolen, lost or destroyed, it may be replaced on such terms as to evidence and indemnity as the Board may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company.

17.4
The Board may require the payment of any exceptional out-of-pocket expenses of the Company incurred in connection with the issue of any certificates under this Article. In the case of shares held jointly by several persons, any such request as is mentioned in this Article may be made by any one of the joint holders.

18.	Lien on shares not fully paid
The Company shall have a first and paramount lien on every share, not being a fully paid share, for all amounts payable to the Company (whether presently or not) in respect of that share. The Company's lien over a share takes priority over any third party's interest in that share, and extends to any dividend or other money payable by the Company in respect of that share (and, if the lien is enforced and the share is sold by the Company, the proceeds of sale of that share). The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

19.	Enforcement of lien by sale
The Company may sell, in such manner as the Board may decide, any share over which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale, in the case of a certificated share, the Board may authorise some person to sign an instrument of transfer of the share sold to, or in accordance with the directions, of the buyer. In the case of an uncertificated share, the Board may require the Operator to convert the share into certificated form and after such conversion, authorise any person to sign the instrument of transfer of the share to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

20.	Application of proceeds of sale
The net proceeds of any sale of shares subject to any lien, after payment of the costs, shall be applied:

(a)
first, in or towards satisfaction of so much of the amount due to the Company or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged; and

(b)
second, any residue shall be paid to the person who was entitled to the share at the time of the sale but only after the certificate for the shares sold has been surrendered to the company for cancellation, or an indemnity in a form reasonably satisfactory to the Directors has been given for any lost certificates, and subject to a like lien for debts or liabilities not presently payable as existed on the share prior to the sale.

21.	Calls

21.1
Subject to these Articles and the terms on which the shares are allotted, the Board may from time to time make calls on the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue.

21.2
Each member shall (subject to the Company serving upon him at least fourteen (14) clear days' notice specifying when and where payment is to be made and whether or not by instalments) pay to the Company as required by the notice the amount called on for his shares.

21.3	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

21.4	A call may be revoked or postponed, in whole or in part, as the Board may decide.

21.5	Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which the call is required to be paid.

22.	Liability of joint holders
The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

23.	Interest on calls
If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all expenses that may have been incurred by the Company by reason of such non-payment together with interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the Board may decide. The Board may waive payment of the interest or the expenses in whole or in part.

24.	Sums treated as calls
An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid these Articles shall apply as if that sum had become due and payable by virtue of a call.

25.	Power to differentiate
On or before the issue of shares, the Board may decide that allottees or holders of shares can be called on to pay different amounts or that they can be called on at different times.

26.	Payment of calls in advance
The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid on the shares held by him. Such payment in advance of calls shall, to the extent of the payment, extinguish the liability on the shares on which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called upon the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced by giving at least three months' notice in writing to such member of its intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

27.	Notice if call or instalment not paid
If any member fails to pay the whole of any call (or any instalment of any call) by the date when payment is due, the Board may at any time give notice in writing to such member (or to any person entitled to the shares by transmission), requiring payment of the amount unpaid (and any accrued interest and any expenses incurred by the Company by reason of such non-payment) by a date not less than fourteen (14) clear days from the date of the notice. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

28.	Forfeiture for non-compliance
If the notice referred to in Article 27 is not complied with, any share for which it was given may be forfeited, by resolution of the Board to that effect, at any time before the payment required by the notice has been made. Such forfeiture shall include all dividends declared or other monies payable in respect of the forfeited shares and not paid before the forfeiture.

29.	Notice after forfeiture
When any share has been forfeited, notice of the forfeiture shall be served on the holder of the share or the person entitled to such share by transmission (as the case may be) before forfeiture. An entry of such notice having been given and of the forfeiture and the date of forfeiture shall immediately be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry in the Register.

30.	Forfeiture may be annulled
The Board may annul the forfeiture of a share, at any time before any forfeited share has been cancelled or sold, re-allotted or otherwise disposed of, on the terms that payment shall be made of all calls and interest due on it and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.

31.	Surrender
The Board may accept the surrender of any share liable to be forfeited and, in any event, references in these Articles to forfeiture shall include surrender.

32.	Sale of forfeited shares

32.1	A forfeited share shall become the property of the Company.

32.2	Subject to the Companies Acts, any such share may be sold, re-allotted or otherwise disposed of, on such terms and in such manner as the Board thinks fit.

32.3
The Board may, for the purposes of the disposal, authorise some person to transfer the share in question and may enter the name of the transferee in respect of the transferred share in the Register even if no share certificate is lodged and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the share. The Company may receive the consideration (if any) given for the share on its disposal.

33.	Effect of forfeiture
A shareholder whose shares have been forfeited shall cease to be a member in respect of such forfeited shares and shall surrender the certificate for such shares to the Company for cancellation. Such shareholder shall remain liable to pay to the Company all sums which at the date of forfeiture were presently payable by him to the Company in respect of such shares with interest (not exceeding the Bank of England base rate by 2 percentage points) from the date of the forfeiture to the date of payment. The Directors may waive payment of interest wholly or in part and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

34.	Evidence of forfeiture
A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share. The person to whom the share is transferred or sold shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share.

35.	Lock-up post Listing

35.1
In respect of any shares not transferred by a member on Listing, the member must not without the prior written consent of the Company and the managing underwriter acting in connection with the Listing, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares under the US Securities Act of 1933 on a registration statement approved by the SEC (the “Listing Date”), and ending on the date specified in such prospectus (such period not to exceed one hundred and eighty (180) days):

(a)
directly or indirecty, lend, offer, mortgage, assign, charge, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or issue any option, right, or warrant to purchase, or otherwise directly or indirectly transfer or dispose of, directly or indirectly, any shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for shares (whether such shares or any such securities are then owned by the member or are thereafter acquired); or

(b)
directly or indirectly enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in Article 35.1(a) is to be settled by delivery of shares or other securities, in cash, or otherwise.

35.2	The restrictions in Article 35.1 do not apply to:

(a)
shares issued by the Company or shares sold by a member pursuant to the Listing (which for the avoidance of doubt includes sales pursuant to any secondary offering or exercise of any over-allotment option in connection with the Listing);

(b)	Class A Ordinary Shares held in a settlement system operated by DTC;

(c)
a member accepting a general offer made to all holders of issued and allotted shares of the Company for the time being (other than shares held or contracted to be acquired by the offeror or its associates within the meaning of the Companies Acts (as has the meaning given in Section 2 of the Act)) made in accordance with Takeover Code on terms which treat all such holders alike;

(d)
a member executing and delivering an irrevocable commitment or undertaking to accept a general offer (without any further agreement to transfer or dispose of any shares of the Company or any interest therein) as is referred to in paragraph 9(c) above or a sale of shares of the Company to an offeror or potential offeror during an offer period (within the meaning of the Takeover Code);

(e)
a member selling or otherwise disposing of shares of the Company pursuant to any offer by the Company to purchase its own shares which is made on identical terms to all holders of shares of the Company;

(f)
a member transferring or disposing of shares of the Company pursuant to a compromise or arrangement between the Company and its creditors or any class of them or between the Company and its members or any class of them which is agreed to by the creditors or members and (where required) sanctioned by the court under the Companies Acts;

(g)	any disposal of shares of the Company by a member in connection with a scheme of reconstruction under s.110 Insolvency Act 1986 in relation to the Company;

(h)	any circumstances where a disposal of shares of the Company by a member is required by law or by any competent authority or by order of a court of competent jurisdiction;

(i)	any transfer of the legal interest in shares of the Company by a member provided that the beneficial owner shall not change; or

(j)
transfers of shares or any security convertible into shares as a will or intestacy, to an immediate family member or to a trust formed for the benefit of any immediate family member or, (and “immediate family” shall mean the spouse, widow or widower of the undersigned and the lineal descendants, including any step-child, adopted child or illegitimate child of the member).

35.3	The Class B Ordinary Shares shall be subject to the additional post Listing lock-up restrictions and orderly market arrangements as are set out in Part 2 of the Schedule.

35.4	The Class C Ordinary Shares shall be subject to the orderly market arrangements as are set out in Part 3 of the Schedule.

36.	Form of transfer

36.1	Subject to these Articles:

(a)
each member may transfer all or any of his shares which are in certificated form by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. All instruments of transfer, when registered, may be retained by the Company.

(b)
each member may transfer all or any of his shares which are in uncertificated form by means of a relevant system in such manner provided for, and subject as provided in, the uncertificated securities rules. No provision of these Articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred.

36.2	The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the Register in respect of it.

37.	Right to refuse registration of transfer

37.1	The Board may, in its absolute discretion, refuse to register any transfer of a share in certificated form (or renunciation of a renounceable letter of allotment) unless:

(a)	it is for a share which is fully paid up;

(b)	it is for a share upon which the Company has no lien;

(c)	it is only for one class of share;

(d)	it is in favour of a single transferee or no more than four joint transferees;

(e)	it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (if this is required); and

(f)
it is delivered for registration to the Office (or such other place as the Board may determine), accompanied (except in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by him or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

37.2
The Board shall not refuse to register any transfer or renunciation of partly paid shares which are listed on NYSE on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

37.3	Transfers of shares will not be registered in the circumstances referred to in Article 77.

37.4	The Board may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the uncertificated securities rules and the relevant system.

38.	Notice of refusal to register a transfer
If the Board refuses to register a transfer of a share it shall notify the transferee of the refusal and the reasons for it within two months after the date on which the transfer was lodged with the Company or the instructions to the relevant system received. Any instrument of transfer which the Board refuses to register shall be returned to the person depositing it (except if there is suspected or actual fraud). All instruments of transfer which are registered may be retained by the Company.

39.	No fees on registration
No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share or for making any other entry in the Register.

40.	Other powers in relation to transfers
Nothing in these Articles shall prevent the Board:

(a)	from recognising a renunciation of the allotment of any share by the allottee in favour of another person; or

(b)
(if empowered to do so by these Articles) from authorising any person to execute an instrument of transfer of a share and from authorising any person to transfer that share in accordance with any procedures implemented under Article 19.

41.	Transmission of shares on death
If a member dies, the survivors or survivor (where he was a joint holder), and his executors or administrators (where he was a sole or the only survivor of joint holders), shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased member from any liability for any share which has been solely or jointly held by him.

42.	Election of person entitled by transmission

42.1
Any person becoming entitled to a share because of the death or bankruptcy of a member, or otherwise by operation of law, may (on such evidence as to his title being produced as the Board may require) elect either to become registered as a member or to have some person nominated by him registered as a member. If he elects to become registered himself, he shall notify the Company to that effect. If he elects to have some other person registered, he shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event had not occurred. Where the entitlement of a person to a share because of the death or bankruptcy of a member or otherwise by operation of law is proved to the satisfaction of the Board, the Board shall within thirty (30) days after proof cause the entitlement of that person to be noted in the Register.

42.2	A person entitled by transmission to a share in uncertificated form who elects to have some other person registered shall either:

(a)	procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or

(b)	change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person.

43.	Rights on transmission
Where a person becomes entitled to a share because of the death or bankruptcy of any member, or otherwise by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other monies payable in respect of it and shall have the same rights to which he would be entitled if he were the holder of the share, except that he shall not be entitled to receive notice of, or to attend or vote at, any meeting of the Company or an separate meeting of the holders of any class of shares of the Company before he is registered as the holder of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within thirty (30) days, the Board may withhold payment of all dividends and the other monies payable in respect of such share until the requirements of the notice have been complied with.

44.	Destruction of documents

44.1	The Company may destroy any:

(a)	instrument of transfer, after six years from the date on which it is registered;

(b)	dividend mandate or any variation or cancellation of a dividend mandate or any notification of change of name or address, after two years from the date on which it is recorded;

(c)	share certificate, after one year from the date on which it is cancelled;

(d)	instrument of proxy which has been used for the purpose of voting at any time after one year has elapsed from the date of use;

(e)	instrument of proxy which has not been used for the purpose of voting at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates;

(f)	Share Warrant (including coupons or tokens detailed from it) which has been cancelled at any time after seven years from the date on which it was cancelled; or

(g)	other document for which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it, provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document.

44.2	It shall be conclusively presumed in favour of the Company that every:

(a)	entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made;

(b)	instrument of transfer so destroyed was duly registered;

(c)	share certificate so destroyed was duly cancelled; and

(d)	other document so destroyed had been properly dealt with under its terms and was valid and effective according to the particulars in the records of the Company.

44.3
This Article shall only apply to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant. Nothing in this Article shall be construed as imposing any liability on the Company in respect of the destruction of any such document other than as provided for in this Article which would not attach to the Company in the absence of this Article. References in this Article to the destruction of any document include references to the disposal of it in any manner.

44.4
References in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares.

45.	Sub-division
Any resolution authorising the Company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.

46.	Fractions

46.1
Where any difficulty arises in regard to any consolidation or division, the Board may settle such difficulty as they see fit. In particular, without limitation, the Directors may sell to any person (including the Company) the shares representing the fractions for the best once reasonably obtainable and distribute the net proceeds of sale in due proportion among those members or retain such net proceeds for the benefit of the Company and:

(a)
in the case of shares in certificated form, the Board may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect such transfer; and

(b)	in the case of shares in uncertificated form, the Board may:

(i)
to enable the Company to deal with the share in accordance with the provisions of this Article, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)
after such conversion, authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

46.2
The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

47.	Annual general meetings
An annual general meeting shall be held once a year, at such time (consistent with the terms of the Companies Acts) and place as may be determined by the Board.

48.	Convening of general meetings
All meetings other than annual general meetings shall be called general meetings. The Board or the chairman of the Board may, whenever it thinks fit, and shall on requisition in accordance with the Companies Acts, proceed to convene a general meeting. For all other purposes, and unless expressly provided otherwise in these Articles, the procedures for giving notice (other than as to duration) of, the conduct of, and voting at annual general meetings and all other general meetings shall be the same.

49.	Notice of general meetings
A general meeting shall be called by at least such minimum notice as is required or permitted by the Companies Acts. The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given to all members other than those who are not entitled to receive such notices from the Company. The Company may give such notice by any means or combination of means permitted by the Companies Acts.

50.	Contents of notice of meetings

50.1	Every notice calling a meeting shall specify;

(a)	whether the meeting shall be a physical or electronic meeting or a hybrid meeting;

(b)	in the case of a physical meeting and/or a hybrid meeting the place, date and time of the meeting,

(c)
in the case of an electronic and/or hybrid meeting, the date, time and electronic platform for the meeting, which electronic platform may vary from time to time and from meeting to meeting as the board, in its sole discretion, sees fit, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to a proxy or (if he has more than one share) proxies to exercise all or any of his rights to attend, speak and vote and that a proxy need not be a member of the Company. Such notice shall also include the address of the website on which the information required by the Act is published, state the procedures with which members must comply in order to be able to attend and vote at the meeting (including the date by which they must comply), provide details of any forms to be used for the appointment of a proxy and state that a member has the right to ask questions at the meeting in accordance with the Act.

50.2
The notice shall specify the general nature of the business to be transacted at the meeting and shall set out the text of all resolutions to be considered by the meeting and shall state in each case whether it is proposed as an ordinary resolution or as a special resolution.

50.3	In the case of an annual general meeting, the notice shall also specify the meeting as such.

50.4
For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes a person may cast, the Company may specify in the notice of meeting a time, not more than forty-eight (48) hours before the time fixed for the meeting (not taking into account non-working days) by which a person must be entered in the Register in order to have the right to attend or vote at the meeting or appoint a proxy to do so.

51.	Omission to give notice and non-receipt of notice
The accidental omission to give notice of any meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings of that meeting.

52.	Postponement of general meeting
If the Board considers that it is impracticable or unreasonable to hold a general meeting on the date or at the time or place stated in the notice calling the meeting, it may postpone or move the meeting (or do both). The Board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the rearranged meeting shall, if practicable, also be placed in at least two national newspapers published in the United Kingdom. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, appointments of proxy are valid if they are received as required by these Articles not less than forty-eight (48) hours before the time appointed for holding the rearranged meeting and for the purpose of calculating this period, the Board can decide in their absolute discretion, not to take account of any part of a day that is not a working day. The Board may also postpone or move the rearranged meeting (or do both) under this Article.

53.	Quorum at general meeting
No business shall be transacted at any general meeting unless a quorum is present. If a quorum is not present a chairman of the meeting can still be chosen and this will not be treated as part of the business of the meeting. Two members present in person or by proxy and entitled to attend and to vote on the business to be transacted shall be a quorum.

54.	Procedure if quorum not present
If a quorum is not present within fifteen (15) minutes (or such longer interval as the chairman in his absolute discretion thinks fit) from the time appointed for holding a general meeting, or if a quorum ceases to be present during a meeting, the meeting shall be dissolved if convened on the requisition of members. In any other case, the meeting shall stand adjourned to another day, (not being less than ten (10) clear days after the date of the original meeting), and at such time and place as the chairman (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within fifteen (15) minutes from the time appointed for holding the meeting, one person entitled to vote on the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum and any notice of an adjourned meeting shall state this.

55.	Chairman of general meeting
The chairman of the Board shall preside at every general meeting of the Company. If there is no such chairman or if at any meeting he shall not be present within five (5) minutes after the time appointed for holding the meeting, or shall be unwilling to act as chairman, the deputy chairman (if any) of the Board shall, if present and willing to act, preside at such meeting. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a Director the longest shall take the chair. If no chairman or deputy chairman shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he shall be chairman if willing to act. If there be no Director present and willing to act, the members present and entitled to vote shall choose one of their number to be chairman of the meeting. Nothing in these Articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

56.	Entitlement to attend and speak

56.1
A Director (and any other person invited by the chairman to do so) may attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company, whether or not he is a member.

56.2
The Board may resolve to enable persons entitled to attend a general meeting hosted on an electronic platform (such meeting being an electronic general meeting) to do so by simultaneous attendance by electronic means with no member necessarily in physical attendance at the electronic general meeting. The members or their proxies present shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the electronic general meeting to ensure that members attending the electronic general meeting who are not present together at the same place may, by electronic means, attend and speak and vote at it.

56.3	Nothing in these Articles prevents a general meeting being held both physically and electronically.

57.	Adjournments

57.1
The chairman may, with the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place as the meeting shall determine.

57.2
Without prejudice to any other power which he may have under these Articles or at common law, the chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting (where facilities at a physical meeting place and/or an electronic platform appear to the chairman to have become inadequate for the purpose) or to ensure that the business of the meeting is properly disposed of.

57.3	Meetings can be adjourned more than once, in accordance with the procedures set out in this Article.

58.	Notice of adjournment
If the meeting is adjourned indefinitely or for more than three months, notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Except as provided in these Articles, there is no need to give notice of the adjourned meeting or of the business to be considered there.

59.	Business of adjourned meeting
No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

60.	Security arrangements and orderly conduct

60.1
The Board may direct that any person wishing to attend any meeting should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions.

60.2	The Board and, at any electronic general meeting, the chairman may make any arrangement and impose any requirement or restriction as is:
(a)    necessary to ensure the identification of those taking part and the security of the electronic communication; and
(b)    proportionate to those objectives.
In this respect, the Company is able to authorise any voting application, system or facility for electronic general meetings as it sees fit.

60.3
The chairman shall take such action or give directions as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and to ensure the security of the meeting and the safety of the people attending the meeting. The chairman's decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

61.	Overflow meeting rooms

61.1
The Board may, in accordance with this Article, make arrangements for members and proxies who are entitled to attend and participate in a general meeting, but who cannot be seated in the main meeting room where the chairman will be, to attend and take part in a general meeting in an overflow room or rooms. Any overflow room will have appropriate links to the main room and will enable audio-visual communication between the meeting rooms throughout the meeting. The Board will decide how to divide members and proxies between the main room and the overflow room. If an overflow room is used, the meeting will be treated as being held and taking place in the main meeting room and the meeting will consist of all the members and proxies who are attending both in the main meeting room and the overflow room.

61.2	Details of any arrangements for overflow rooms will be set out in the notice of the meeting but failure to do so will not invalidate the meeting.

62.	Satellite meeting places

62.1	To facilitate the organisation and administration of any general meeting, the Board may decide that the meeting shall be held at two or more locations.

62.2
For the purposes of these Articles, any general meeting of the Company taking place at two or more locations shall be treated as taking place where the chairman of the meeting presides (the principal meeting place) and any other location where that meeting takes place is referred in this Article as a satellite meeting.

62.3
A member present in person or by proxy at a satellite meeting may be counted in the quorum and may exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

62.4	The Board may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

(a)	ensure that all members and proxies for members wishing to attend the meeting can do so;

(b)	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

(c)	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

(d)	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

62.5
The entitlement of any member or proxy to attend a satellite meeting shall be subject to any such arrangements then in force and stated by the notice of the meeting or adjourned meeting to apply to the meeting.

62.6
If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place, the chairman may adjourn the meeting in accordance with Article 57. Such adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

62.7
A person (satellite chairman) appointed by the Board shall preside at each satellite meeting. Every satellite chairman shall carry out all requests made of him by the chairman of the meeting, may take such action as he thinks necessary to maintain the proper and orderly conduct of the satellite meeting and shall have all powers necessary or desirable for such purposes.

63.	Procedure where general meetings held at more than one place

63.1	The provisions of this Article shall apply if any general meeting is held at or adjourned to more than one place.

63.2
The notice of such a meeting or adjourned meeting shall specify the principal meeting place and the Directors shall make arrangements for simultaneous attendance and participation at the principal meeting place and at other satellite meetings by members, provided that persons attending at any particular place shall be able to see and hear and be seen and heard by means of audio visual links by persons attending the principal meeting place and at the other satellite meeting places at which the meeting is held.

63.3
The Directors may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some geographical or regional means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a member who is not entitled to attend, in person or by proxy, at any principal meeting place shall be entitled so to attend at one of the satellite meetings, and the entitlement of any member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may from time to time be in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

63.4	For the purposes of all other provisions of these Articles, any such meeting shall be treated as being held at the principal meeting place.

63.5	If a meeting is adjourned to more than one place, not less than seven days’ notice of the adjourned meeting shall be given despite any other provision of these Articles.

64.	Amendment to resolutions

64.1
If an amendment to any resolution under consideration is proposed but is ruled out of order by the chairman of the meeting in good faith, any error in such ruling shall not invalidate the proceedings on the original resolution.

64.2
In the case of a resolution duly proposed as a special resolution, no amendment to it (other than an amendment to correct a patent error) may in any event be considered or voted on. In the case of a resolution duly proposed as an ordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty-eight (48) hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it or the chairman of the meeting in his absolute discretion decides that it may be considered or voted on.

65.	Withdrawal and ruling amendments out of order
With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment proposed to any resolution under consideration is ruled out of order by the chairman of the meeting, the proceedings on the resolution shall not be invalidated by any error in the ruling.

66.	Members' resolutions

66.1
Members of the Company shall have the rights provided by the Companies Acts to have the Company circulate and give notice of a resolution which may be properly moved, and is intended to be moved, at the Company's next annual general meeting.

66.2	Expenses of complying with these rights shall be borne in accordance with the Companies Acts.

67.	Method of voting

67.1	Any resolution put to the vote of a general meeting must be decided exclusively on a poll.

67.2	At general meetings, resolutions shall be put to the vote by the chairman of the meeting and there shall be no requirement for the resolution to be proposed or seconded by any person.

68.	Objection to error in voting
No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the chairman of the meeting on such matters shall be final and conclusive.

69.	Voting Procedure

69.1
Any poll on any question of adjournment shall be taken immediately. A poll on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not more than thirty (30) days from the date of the meeting or adjourned meeting, as the chairman shall direct. The chairman may appoint scrutineers who need not be members. It is not necessary to give notice of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting. In any other case, at least seven clear days’ notice shall be given specifying the time, date and place at which the poll shall be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was due to be conducted.

69.2	Votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

69.3
No notice need be given of a poll not taken during the meeting if the time and place at which it is to be taken are announced at the meeting. In any other case, at least seven clear days’ notice must be given specifying the time and place at which the poll is to be taken.

70.	Votes of members

70.1
Subject to Article 70.2, to the Companies Acts, to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights under these Articles, at any general meeting:

(a)
every Class A Ordinary Shareholder and Class C Ordinary Shareholder present in person or by duly appointed proxy or corporate representative has one vote for every Class A Ordinary Share or Class C Ordinary Share of which he is the holder or in respect of which his appointment as proxy or corporate representative has been made;

(b)
each Class B Ordinary Shareholder present in person or by duly appointed proxy or corporate representative has ten (10) votes for every Class B Ordinary Share of which he is the holder or in respect of which his appointment as proxy or corporate representative has been made; and

(c)	a member, proxy or corporate representative entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

70.2	If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

70.3
Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, upon or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person on behalf of such member to vote in person by proxy on behalf of such member at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, at least forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and, in default, the right to vote shall not be exercisable.

70.4	In the case of equality of votes the chairman of the meeting shall not be entitled to a casting vote.

70.5
In order that the Company may determine the members entitled to vote at any meeting of members or any adjournment thereof, and how many votes such person may cast, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed the record date for determining members entitled to vote at a meeting of members shall, unless otherwise required by law, be at the close of business on the business day preceding the day on which notice is given.

71.	No right to vote where sums overdue on shares
No member may vote at a general meeting (or any separate meeting of the holders of any class of shares), either in person or by proxy, or to exercise any other right or privilege as a member in respect of a share held by him unless:

(a)
all calls or other sums presently due and payable by him in respect of that share whether alone or jointly with any other person together with interest and expenses (if any) have been paid to the Company; or

(b)	the Board determines otherwise.

72.	Voting by Proxy

72.1
Subject to Article 72.2, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the Board) executed under the hand of the appointor or his duly constituted attorney or, if the appointor is a corporation, under its seal or signed by a duly authorised officer or attorney or other person authorised to sign.

72.2
Subject to the Companies Acts, the Board may accept the appointment of a proxy received by electronic means on such terms and subject to such conditions as it considers fit. The appointment of a proxy received by electronic means shall not be subject to the requirements of Article 72.1.

72.3	For the purposes of Articles 72.1 and 72.2, the Board may require such reasonable evidence it considers necessary to determine:

(a)	the identity of the member and the proxy; and

(b)	where the proxy is appointed by a person acting on behalf of the member, the authority of that person to make the appointment.

72.4
A member may appoint another person as his proxy to exercise all or any of his rights to attend and to speak and to vote on a resolution or amendment of a resolution, or on other business arising, at a meeting or meetings of the Company. Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to exercise all such rights, as the proxy thinks fit.

72.5	A proxy need not be a member.

72.6
A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by the member. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

72.7	Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting.

72.8
The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for 12 months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for 12 months from the date of delivery unless otherwise specified by the Board.

72.9
Subject to the Companies Acts, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for three-way voting on all resolutions (other than procedural resolutions) set out in the notice of meeting.

72.10
The Company shall not be bound to enquire whether any proxy or corporate representative votes in accordance with the instructions given to him by the member he represents and if a proxy or corporate representative does not vote in accordance with the instructions of the member he represents the vote or votes cast shall nevertheless be valid for all purposes.

73.	Receipt of proxy

73.1	An instrument appointing a proxy and any reasonable evidence required by the Board in accordance with Article 72.3 shall:

(a)
subject to Articles 73.1(c) and (d), in the case of an instrument of proxy in hard copy form, delivered to the office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting (a "proxy notification address") not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(b)	subject to Articles 73.1(c) and (d), in the case of an appointment of a proxy sent by electronic means, where the Company has given an electronic address (a "proxy notification electronic address"):

(i)	in the notice calling the meeting;

(ii)	in an instrument of proxy sent out by the Company in relation to the meeting;

(iii)	in an invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website maintained by or on behalf of the Company on which any information relating to the meeting is required by the Act to be kept, it shall be received at such proxy notification electronic address not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote.

(c)
in the case of a poll taken more than forty-eight (48) hours after it is demanded, delivered or received at a proxy notification address or a proxy notification electronic address and not less than twenty-four (24) hours before the time appointed for the holding of the adjourned meeting; or

(d)
in the case of a poll which is not taken at the meeting but is taken forty-eight (48) hours or less thereafter, or in the case of an adjourned meeting to be held forty-eight (48) hours or less after the time fixed for holding the original meeting, received:

(i)	at a proxy notification address or a proxy notification electronic address in accordance with Articles 73.1(a) or (b);

(ii)	by the chairman of the meeting or the secretary or any Director at the meeting, as the case may be, at the original meeting; or

(iii)	at a proxy notification address or a proxy notification electronic address by such time as the chairman of the meeting may direct at the meeting.
In calculating the periods in this Article, no account shall be taken of any part of a day that is not a working day.

73.2
The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under Article 72.3 has not been received in accordance with the requirements of this Article.

73.3
Subject to Article 73.2, if the proxy appointment and any of the information required under Article 72.3 is not received in the manner set out in Article 73.1, the appointee shall not be entitled to vote in respect of the shares in question.

73.4	Without limiting the foregoing, in relation to any uncertificated shares, the Board may from time to time:

(a)	permit appointments of a proxy by means of a communication sent in electronic form in the form of an uncertificated proxy instruction; and

(b)	permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means.
The Board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or a participant acting on its behalf. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

74.	Revocation of proxy
A vote given shall be valid in the event of the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share for which the instrument of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place as has been appointed for the deposit of instruments of proxy, no later than the last time at which an appointment of a proxy should have been received in order for it to be valid for use at the meeting at which the vote was given.

75.	Availability of appointments of proxy
The Directors may at the expense of the Company send or make available appointments of proxy or invitations to appoint a proxy to the members by post or by electronic means or otherwise (with or without provision for their return prepaid) for use at any general meeting or at any separate class meeting, either in blank or nominating in the alternative any one or more of the Directors or any other person If for the purpose of any meeting, appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission, or the failure due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

76.	Corporate representatives

76.1
A corporation (whether or not a company within the meaning of the Act) which is a member may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or at any separate meeting of the holders of any class of shares.

76.2
Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation's holdings to which the authority relates) as the corporation could exercise if it were an individual member.

76.3
The corporation shall for the purposes of these Articles be deemed to be present in person and at any such meeting if a person so authorised is present at it, and all references to attendance and voting in person shall be construed accordingly.

76.4
A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to them before permitting him to exercise his powers.

76.5
A vote given by a corporate representative shall be valid notwithstanding that he is no longer authorised to represent the member unless notice of the revocation of appointment was delivered in writing to the Company at such place or address and by such time as is specified in Article 74 for the revocation of the appointment of a proxy.

77.	Failure to disclose interests in shares

77.1
If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice under section 793 of the Act (section 793 notice) and has failed in relation to any shares (default shares, which expression includes any shares issued after the date of such notice in right of those shares) to give the Company the information required by the section 793 notice within the prescribed period from the service of the notice, the following sanctions shall apply unless the Board determines otherwise:

(a)
the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or to exercise any other right conferred by membership in relation to any such meeting; and

(b)	where the default shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any shares held as treasury shares):

(i)
any dividend or other money payable for such shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 135, to receive shares instead of that dividend; and

(ii)
no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless the member himself is not in default of supplying the required information and the member proves to the satisfaction of the Board that no person in default of supplying such information is interested in any of the shares that are the subject of the transfer.

(c)
For the purposes of ensuring Article 77.1(b)(ii) can apply to all shares held by the member, the Company may in accordance with the uncertificated securities rules, issue a written notification to the Operator requiring conversion into certificated form of any share held by the member in uncertificated form.

77.2	Where the sanctions under Article 77.1 apply in relation to any shares, they shall cease to have effect (and any dividends withheld under Article 77.1(b) shall become payable):

(a)	if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or

(b)
at the end of the period of seven days (or such shorter period as the Board may determine) following receipt by the Company of the information required by the section 793 notice and the Board being fully satisfied that such information is full and complete.

77.3
Where, on the basis of information obtained from a member in respect of any share held by him, the Company issues a section 793 notice to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of Article 77.1.

77.4	For the purposes of this Article:

(a)
a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(b)	interested shall be construed as it is for the purpose of section 793 of the Act;

(c)	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference:

(i)	to his having failed or refused to give all of any part of it; and

(ii)	to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)	prescribed period means fourteen (14) days;

(e)	excepted transfer means, in relation to any shares held by a member:

(i)	a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or

(ii)	a transfer in consequence of a sale made through NYSE or any other stock exchange on which the Company's shares are normally traded; or

(iii)
a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

77.5	Nothing contained in this Article shall be taken to limit the powers of the Company under section 794 of the Act.

78.	Power of sale of shares of untraced members

78.1	The Company shall be entitled to sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if and provided that:

(a)
during the period of twelve (12) years before the date of sending of the notice referred to in Article 78.1(b) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person entitled, provided that during such period of twelve (12) years the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

(b)
on or after expiry of the said period of twelve (12) years, the Company has given notice of its intention to sell such share by sending a notice to the member or person entitled by transmission to the share at his address on the Register or other last known address given by the member or person entitled by transmission to the share and before sending such a notice to the member or other person entitled by transmission, the Company must have used reasonable efforts to trace the member or other person entitled, engaging, if considered appropriate, a professional asset reunification company or other tracing agent and/or giving notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the member or person entitled by transmission to the share shown in the Register;

(c)
during the further period of three months following the date of such notice and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

(d)	the Company has given notice to NYSE or the SEC of its intention to make such sale, if shares of the class concerned are listed on NYSE.

78.2	To give effect to any sale of shares under this Article:

(a)
in the case of a share in certificated form, the Board may authorise any person to execute an instrument of transfer of the share to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer. The Board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register even if no share certificate has been lodged for such shares and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the shares.

(b)	in the case of a share in uncertificated form, the Directors may:

(i)
to enable the Company to deal with the share in accordance with the provisions of this Article, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)
after such conversion authorise any person to execute an instrument of transfer of the shares to the purchase or person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer.

78.3
The buyer shall not be bound to see to the application of the purchase monies, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. If the shares are in uncertificated form, in accordance with the uncertificated securities rules, the Board may issue a written notification to the Operator requiring the conversion of the share to certificated form.

78.4
If during the period of twelve (12) years referred to in Article 78.1, or during any period ending on the date when all the requirements of Articles 78.1(a) to 78.1(d) have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of Articles 78.1(b) to 78.1(d) have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

79.	Application of proceeds of sale of shares of untraced members
The Company shall account to the member or other person entitled to the share for the net proceeds of a sale under Article 78 by carrying all monies relating to such sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company does not have to account for any money earned on them.

80.	Number of Directors
Unless otherwise determined by the Company by ordinary resolution, the number of Directors (other than any alternate Directors) shall be at least two and not more than fifteen (15).

81.	Power of company to appoint Directors
Subject to these Articles and the Companies Acts, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

82.	Power of board to appoint Directors
Subject to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

83.	Eligibility of new Directors

83.1	No person, other than a retiring Director (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting unless:

(a)	he is recommended by the Board; or

(b)
at least seven but not more than forty-two (42) clear days before the date appointed for the meeting the Company has received notice from a member (other than the person proposed) entitled to vote at the meeting of his intention to propose a resolution for the appointment or re-appointment of that person, stating the particulars which would, if he were so appointed or re-appointed, be required to be included in the Company's register of Directors and a notice executed by that person of his willingness to be appointed or re-appointed, is lodged at the Office.

83.2	A Director need not be a member of the Company.

84.	Retirement of Directors
At each annual general meeting of the Company all Directors shall retire from office except any Director appointed by the Board after the notice of that annual general meeting has been given and before that annual general meeting has been held.

85.	Deemed re-appointment

85.1
A Director who retires at an annual general meeting shall (unless he is removed from office or his office is vacated in accordance with these Articles) retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in his place or the resolution to re-appoint him is put to the meeting and lost.

85.2
If the Company, at any meeting at which a Director retires in accordance with these Articles does not fill the office vacated by such Director, the retiring Director, if willing to act, shall be deemed to be re-appointed unless at that meeting a resolution is passed not to fill the vacancy or elect another person in his place or unless the resolution to re-appoint him is put to the meeting and lost.

86.	Procedure if insufficient Directors appointed

86.1	If:

(a)
at the annual general meeting in any year any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as Directors are put to the meeting and lost; and

(b)	at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 80, all retiring Directors who stood for re-appointment at that meeting (Retiring Directors) shall be deemed to have been re-appointed as Directors and shall remain in office but the Retiring Directors may only act for the purpose of filling vacancies, convening general meetings of the Company and performing such duties as are essential to maintain the Company as a going concern, and not for any other purpose.

86.2
The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 86.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of Directors is fewer than any minimum number of Directors required under Article 80, the provisions of this Article shall also apply to that meeting.

87.	Removal of Directors
In addition to any power of removal conferred by the Companies Acts, the Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with section 312 of the Act, remove a Director before the expiry of his period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his place.

88.	Vacation of office by Director

88.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated if:

(a)	he resigns by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting;

(b)
he offers to resign by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting and the Board resolves to accept such offer;

(c)
he is requested to resign by all of the other Directors by notice in writing addressed to him at his address as shown in the register of Directors (without prejudice to any claim for damages which he may have for breach of any contract between him and the Company);

(d)
he ceases to be a Director by virtue of any provision of the Companies Acts, is removed from office pursuant to these Articles or the Act or becomes prohibited by law or the NYSE Rules from being a Director;

(e)	he becomes bankrupt or makes an arrangement or composition with his creditors generally;

(f)
a registered medical practitioner who is treating that person gives a written opinion to the Company stating that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months, or he is or has been suffering from mental or physical ill health and the Board resolves that his office be vacated; or

(g)
he is absent (whether or not his alternate Director appointed by him attends), without the permission of the Board, from Board meetings for six consecutive months and a notice is served on him personally, or at his residential address provided to the Company under section 165 of the Act signed by all the other Directors stating that he shall cease to be a Director with immediate effect (and such notice may consist of several copies each signed by one or more Directors).

88.2	If the office of a Director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the Board.

89.	Resolution as to vacancy conclusive
A resolution of the Board declaring a Director to have vacated office under the terms of Article 88 shall be conclusive as to the fact and ground of vacation stated in the resolution.

90.	Appointment of alternate Directors

90.1
Each Director may appoint any person (including another Director) to be his alternate and may at his discretion remove an alternate Director so appointed. Any appointment or removal of an alternate Director must be by written notice delivered to the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting or in any other manner approved by the Board. The appointment requires the approval of the Board unless it has been previously approved or the appointee is another Director.

90.2	An alternate Director must provide the particulars, and sign any form for public filing required by the Companies Acts relating to his appointment.

91.	Alternate Directors’ participation in Board meetings

91.1
Every alternate Director is (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him (and, if applicable, an address in relation to which electronic communications may be received by him)) entitled to receive notice of all meetings of the Board and all committees of the Board of which his appointor is a member and, in his appointor's absence, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor. Each person acting as an alternate Director shall have a separate vote at Board meetings for each Director for whom he acts as alternate Director in addition to his own vote if he is also a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

91.2
Signature by an alternate Director of any resolution in writing of the Board or a committee of the Board will, unless the notice of his appointment provides otherwise, be as effective as signature by his appointor.

92.	Alternate Director responsible for own acts
Each person acting as an alternate Director will be an officer of the Company, will alone be responsible to the Company for his own acts and defaults and will not be deemed to be the agent of the Director appointing him.

93.	Interests of alternate Director
An alternate Director is entitled to contract and be interested in and benefit from contracts or arrangements with the Company, to be repaid expenses and to be indemnified to the same extent as if he were a Director. However, he is not entitled to receive from the Company any fees for his services as alternate, except such part (if any) of the fee payable to his appointor as such appointor may by written notice to the Company direct.

94.	Revocation of alternate Director
An alternate Director will cease to be an alternate Director:

(a)	if his appointor revokes his appointment; or

(b)	if he resigns his office by notice in writing to the Company; or

(c)
if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate Director which was in force immediately before his retirement shall remain in force; or

(d)	if any event happens in relation to him which, if he were a Director otherwise appointed, would cause him to vacate his office.

95.	Directors' fees
Each of the Directors may be paid a fee at such rate as may from time to time be determined by the Board. However, the aggregate of all fees payable to the Directors (other than amounts payable under any other provision of these Articles) must not exceed £2,000,000 a year or such higher amount as may from time to time be decided by ordinary resolution of the Company. Any fees payable under this Article shall be distinct from any salary, remuneration or other amounts payable to a Director under any other provisions of these Articles and shall accrue from day to day.

96.	Expenses
Each Director may be paid his reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company. Subject to the Act, the Directors shall have the power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties as an officer of the Company or to enable him to avoid incurring any such expenditure.

97.	Additional remuneration
If by arrangement with the Board any Director shall perform or render any special duties or services outside his ordinary duties as a Director and not in his capacity as a holder of employment or executive office, he may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine.

98.	Remuneration of executive Directors
The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or instead of any fee payable to him for his services as Director under these Articles.

99.	Pensions and other benefits

99.1
The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director or employee of:

(a)	the Company;

(b)	any company which is or was a holding company or a subsidiary undertaking of the Company;

(c)	any company which is or was allied to or associated with the Company or a subsidiary undertaking or holding company of the Company; or

(d)	a predecessor in business of the Company or of any holding company or subsidiary undertaking of the Company.
and, in each case, for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him.

99.2
The Board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the Companies Acts, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the matters set out in Article 99.1. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this Article and shall not have to account for it to the Company. The receipt of any such benefit will not disqualify any person from being or becoming a Director of the Company.

100.	Powers of the Board

100.1
Subject to the Companies Acts, these Articles and to any directions given by special resolution of the Company, the business of the Company will be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not.

100.2
No alteration of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article.

101.	Powers of Directors if less than minimum number
If the number of Directors is less than the minimum prescribed in Article 80 or decided by the Company by ordinary resolution, the remaining Director or Directors may act only for the purposes of appointing an additional Director or Directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no Director or Directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing Directors. An additional Director appointed in this way holds office (subject to these Articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the annual general meeting.

102.	Powers of executive Directors
The Board or any committee authorised by the Board may:

(a)
delegate or entrust to and confer on any Director holding executive office (including a Chief Executive or Managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.

103.	Delegation to committees

103.1
The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons provided that:

(a)	a majority of the members of a committee shall be Directors; and

(b)	no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors or alternate Directors.

103.2
The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

104.	Local management

104.1
The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or elsewhere, and appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration.

104.2
The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any such appointment or delegation under this Article may be made, on such terms and conditions as the Board may think fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board, and the Board may remove any person so appointed and may annul or vary all or any of such powers, but no person dealing in good faith and without notice of any such annulment or variation shall be affected by it.

104.3
Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

105.	Power of attorney
The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent or attorney of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any of such powers.

106.	Exercise of voting power
The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a Director or other officer or employee of such company or in favour of the payment of remuneration to the Directors, officers or employees of such company).

107.	Provision for employees on cessation of business
The Board may, by resolution, sanction the exercise of the power to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking, but any such resolution shall not be sufficient for payments to or for the benefit of Directors, former Directors or shadow Directors.

108.	Overseas registers
Subject to the Companies Acts, the Company may keep an overseas, local or other register and the Board may make and vary such regulations as it thinks fit respecting the keeping of any such register.

109.	Borrowing powers

109.1	Subject to these Articles and the Companies Acts, the Board may exercise all the powers of the Company to:

(a)	borrow money;

(b)	indemnify and guarantee;

(c)	mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company;

(d)	create and issue debentures and other securities; and

(e)	give security either outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

109.2
The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (as regards the subsidiary undertakings, so far as by such exercise they can secure) that the aggregate of the amounts borrowed by the Group and remaining outstanding at any time (excluding intra-Group borrowings) shall not without the previous sanction of an ordinary resolution of the Company exceed an amount equal to five times the Adjusted Capital and Reserves. The limit in this Article 109.2 may be varied, increased, reduced or relaxed (temporarily or permanently) or the same replaced with a fixed monetary cap at any time and from time to time with the sanction of an ordinary resolution of Shareholders.

109.3	For the purpose of this Article:

(a)	Group means the Company and its subsidiary undertakings for the time being;

(b)	relevant balance sheet means the most recent audited consolidated balance sheet of the Group at the relevant time;

(c)
Adjusted Capital and Reserves means a sum equal to the aggregate, as shown by the relevant balance sheet, of the amount paid up or credited or deemed to be paid up on the issued or allotted share capital of the Company and the amount standing to the credit of the reserves (including, without limitation, the profit and loss account and any share premium account or capital redemption reserve) of the Company and its subsidiary undertakings included in the consolidation in the relevant balance sheet but after:

(i)	making such adjustment as may be appropriate to reflect the profit or loss of the Company since the relevant balance sheet;

(ii)	excluding any amount set aside for taxation (including any deferred taxation) or any amounts attributable to outside shareholders in subsidiary undertakings of the Company;

(iii)
making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital and or any reserves (other than the profit and loss account) after the date of the relevant balance sheet. For this purpose, if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription monies paid for them (other than money to be paid more than six months after the allotment date) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

(iv)
making such adjustments as may be appropriate in respect of any distribution declared, recommended, made or paid by the Company or its subsidiary undertakings (to the extent not attributable directly or indirectly to the Company) out of profits earned up to and including the date of the relevant balance sheet to the extent such distribution is not provided for in such balance sheet;

(v)
making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings (including a variation where an undertaking ceases to be a subsidiary undertaking) since the date of the relevant balance sheet; and

(vi)	making such adjustments as the auditors of the Company may consider appropriate.

(d)	minority proportion means a proportion equal to the proportion of the issued share capital of a partly-owned subsidiary undertaking which is not attributable to a member of the Group.

109.4	Borrowings shall be deemed to include the following except in so far as otherwise taken into account:

(a)	the nominal amount of any issued and paid up share capital (other than equity share capital) of any subsidiary undertaking of the Company owned otherwise than by a member of the Group;

(b)
the nominal amount of any other issued and paid up share capital and the principal amount of any debentures or borrowed moneys which is not at the relevant time beneficially owned by a member of the Group, the redemption or repayment of which is the subject of a guarantee or indemnity by a member of the Group or which any member of the Group may be required to buy;

(c)	the principal amount of any debenture (whether secured or unsecured) of a member of the Group beneficially owned otherwise than by a member of the Group;

(d)	the outstanding amount raised by acceptances by any bank or accepting house under any acceptance credit opened by or on behalf of any member of the Group;

(e)	the minority proportion of moneys borrowed by a member of the Group and owing to a partly-owned subsidiary undertaking.

109.5	Borrowings shall not include and shall be deemed not to include:

(a)
borrowings incurred by any member of the Group for the purpose of repaying within six months of the borrowing the whole or any part (with or without premium) of any borrowings of that or other member of the Group then outstanding, pending their application for such purpose within such period;

(b)	the minority proportion of moneys borrowed by a partly owned subsidiary undertaking and not owing to another member of the Group.

109.6
When the aggregate principal amount of borrowings required to be taken into account on any particular date is being ascertained, any particular borrowing then outstanding which is denominated or repayable in a currency other than sterling shall be notionally converted into sterling at the rate of exchange prevailing in London on the last business day before that date or, if it would result in a lower figure, at the rate of exchange prevailing in London on the last business day six months before that date. For these purposes the rate of exchange shall be taken to be the spot rate in London recommended by a London clearing bank, selected by the Board, as being the most appropriate rate for the purchase by the company of the currency in question for sterling on the day in question.

109.7
A certificate or report by the auditors of the Company as to the amount of any borrowings or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times, shall be conclusive evidence of such amount or fact for the purposes of this Article. Nevertheless the Board may at any time rely on a bona fide estimate of the aggregate of the borrowings. If, in consequence, the limit on borrowings set out in this Article is inadvertently exceeded, the amount of borrowings equal to the excess may be disregarded for ninety (90) days after the date on which by reason of a determination of the auditors of the Company or otherwise the Board becomes aware that such a situation has or may have arisen.

109.8
No person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or recipient of the security had, at the time the debt was incurred or security given, express notice that the said limit had been or would be exceeded.

110.	Board meetings

110.1	The Board can decide when and where to have meetings and how they will be conducted. They may also adjourn meetings.

110.2	A Board meeting can be called by any Director. The Secretary must call a Board meeting if asked to do so by a Director.

111.	Notice of Board meetings

111.1
Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or given in writing or by electronic means to him at his last known address or any other address given by him to the Company for that purpose.

111.2
A Director may waive the requirement that notice be given to him of any Board meeting, either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

112.	Quorum

112.1
The quorum necessary for the transaction of business may be determined by the Board and until otherwise determined shall be two persons, each being a Director or an alternate Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board.

112.2
If a Director ceases to be a Director at a Board meeting, he can continue to be present and to act as a Director and be counted in the quorum until the end of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

113.	Chairman

113.1
The Board may appoint one or more of its body as chairman or joint chairman and one or more of its body as deputy chairman of its meetings and may determine the period for which he is or they are to hold office and may at any time remove him or them from office.

113.2
If no such chairman or deputy chairman is elected, or if at any meeting neither a chairman nor a deputy chairman is present within ten (10) minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be chairman of such meeting. In the event two or more joint chairmen or, in the absence of a chairman, two or more deputy chairman being present, the joint chairman or deputy chairman to act as chairman of the meeting shall be decided by those Directors present.

114.	Voting
Questions arising at any Board meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of that meeting shall have a second or casting vote (unless he is not entitled to vote on the resolution in question).

115.	Participation by telephone or other form of communication

115.1
Any Director or his alternate may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or any other form of communications equipment (whether in use when these Articles are adopted or developed subsequently), provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting.

115.2
A person so participating by telephone or other communication shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the chairman of the meeting then is.

115.3
A resolution passed at any meeting held in the above manner, and signed by the chairman of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may be) duly convened and held.

116.	Resolution in writing

116.1
A resolution in writing signed or confirmed electronically by all the Directors for the time being entitled to receive notice of a Board meeting and to vote on the resolution and not being less than a quorum (or by all the members of a committee of the Board for the time being entitled to receive notice of such committee meeting and to vote on the resolution and not being less than a quorum of that committee), shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

116.2	Such a resolution may consist of several documents or electronic communications in the same form each signed or authenticated by one or more of the Directors or members of the relevant committee.

117.	Proceedings of committees
All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform with any mode of proceedings and regulations which the Board may prescribe and subject to this shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying.

118.	Minutes of proceedings

118.1	The Board shall keep minutes of all shareholder meetings, all Board meetings and meetings of committees of the Board. The minutes must include the names of the Directors present.

118.2
Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next meeting or the Secretary, shall be evidence of the matters stated in such minutes without any further proof.

119.	Validity of proceedings
All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, alternate Director or member of a committee shall be valid even if it is discovered afterwards that there was some defect in the appointment of any person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office.

120.	Transactions or other arrangements with the company

120.1
Subject to the Companies Acts and provided he has declared the nature and extent of his interest in accordance with the requirements of the Companies Acts, a Director who is in any way, whether directly or indirectly, interested in an existing or proposed transaction or arrangement with the Company may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)
act by himself or through his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director;

(c)
be or become a Director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested; and

(d)
hold any office or place of profit with the Company (except as auditor) in conjunction with his office of Director for such period and upon such terms, including as to remuneration as the Board may decide.

120.2
A Director shall not, save as he may otherwise agree, be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.

121.	Authorisation of Directors' conflicts of interest

121.1
The Board may, in accordance with the requirements set out in this Article, authorise any matter or situation proposed to them by any Director which would, if not authorised, involve a Director (an Interested Director) breaching his duty under the Act to avoid conflicts of interest.

121.2
A Director seeking authorisation in respect of a conflict of interest shall declare to the Board the nature and extent of his interest in a conflict of interest as soon as is reasonably practicable. The Director shall provide the Board with such details of the matter as are necessary for the Board to decide how to address the conflict of interest together with such additional information as may be requested by the Board.

121.3	Any authorisation under this Article will be effective only if:

(a)
to the extent permitted by the Act, the matter in question shall have been proposed by any Director for consideration in the same way that any other matter may be proposed to the Directors under the provisions of these Articles;

(b)	any requirement as to the quorum for consideration of the relevant matter is met without counting the Interested Director and any other interested Director; and

(c)	the matter is agreed to without the Interested Director voting or would be agreed to if the Interested Director's and any other interested Director's vote is not counted.

121.4
Any authorisation of a conflict of interest under this Article must be recorded in writing (but the authority shall be effective whether or not the terms are so recorded) and may (whether at the time of giving the authorisation or subsequently):

(a)	extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised;

(b)
provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the Directors or otherwise) related to the conflict of interest;

(c)	impose upon the Interested Director such other terms for the purposes of dealing with the conflict of interest as the Directors think fit;

(d)
provide that, where the Interested Director obtains, or has obtained (through his involvement in the conflict of interest and otherwise than through his position as a Director) information that is confidential to a third party, he will not be obliged to disclose that information to the Company, or to use it in relation to the Company’s affairs where to do so would amount to a breach of that confidence; and

(e)
permit the Interested Director to absent himself from the discussion of matters relating to the conflict of interest at any meeting of the Directors and be excused from reviewing papers prepared by, or for, the Directors to the extent they relate to such matters.

121.5
Where the Directors authorise a conflict of interest, the Interested Director will be obliged to conduct himself in accordance with any terms and conditions imposed by the Directors in relation to the conflict of interest.

121.6
The Directors may revoke or vary such authorisation at any time, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.

121.7
A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration, profit or other benefit which he derives from or in connection with a relationship involving a conflict of interest which has been authorised by the Directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.

121.8
If he has disclosed to the Board the nature and extent of his interest to the extent required by the Companies Acts, a Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration or other benefit which he derives from or in connection with:

(a)	being a party to, or otherwise interested in, any transaction or arrangement with:

(i)	the Company or in which the Company is interested; or

(ii)	a body corporate in which the Company is interested;

(b)
acting (otherwise than as auditor) alone or through his organisation in a professional capacity for the Company (and he or that organisation is entitled to remuneration for professional services as if he were not a Director); or

(c)	being a director or other officer of, or employed by, or otherwise interested in any other body corporate in which the Company is interested.

121.9	A Director’s receipt of any remuneration or other benefit referred to in Article 121.7 or 121.8 does not constitute an infringement of his duty under the Companies Acts.

121.10	A transaction or arrangement referred to in Article 121.7 or 121.8 is not liable to be avoided on the ground of any remuneration, benefit or interest referred to in that Article.

122.	Directors' permitted interests

122.1
A Director cannot vote or be counted in the quorum on any resolution relating to any transaction or arrangement with the Company in which he has an interest and which may reasonably be regarded as likely to give rise to a conflict of interest but can vote (and be counted in the quorum) on the following:

(a)
giving him any security, guarantee or indemnity for any money or any liability which he, or any other person, has lent or obligations he or any other person has undertaken at the request, or for the benefit, of the Company or any of its subsidiary undertakings;

(b)
giving any security, guarantee or indemnity to any other person for a debt or obligation which is owed by the Company or any of its subsidiary undertakings, to that other person if the Director has taken responsibility for some or all of that debt or obligation. The Director can take this responsibility by giving a guarantee, indemnity or security;

(c)
a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by the Company or any of its subsidiary undertakings, if the Director takes part because he is a holder of shares, debentures or other securities, or if he takes part in the underwriting or sub-underwriting of the offer;

(d)
any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which only gives him benefits which are also generally given to employees to whom the arrangement relates;

(e)
any arrangement involving any other company if the Director (together with any person connected with the Director) has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder of that company). This does not apply if he knows that he has a Relevant Interest.

(f)	a contract relating to insurance which the Company can buy or renew for the benefit of the Directors or a group of people which includes Directors; and

(g)
a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees' share scheme which gives the Director benefits which are also generally given to the employees to whom the scheme relates.

122.2
A Director cannot vote or be counted in the quorum on a resolution relating to his own appointment or the settlement or variation of the terms of his appointment to an office or place of profit with the Company or any other company in which the Company has an interest.

122.3
Where the Directors are considering proposals about the appointment, or the settlement or variation of the terms or the termination of the appointment of two or more Directors to other offices or places of profit with the Company or any company in which the Company has an interest, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another Director to an office or place of profit with a company in which the Company has an interest and the Director seeking to vote or be counted in the quorum has a Relevant Interest in it.

122.4
A company shall be deemed to be one in which the Director has a Relevant Interest if and so long as (but only if and so long as) he is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise. Where a company in which a Director has Relevant Interest is interested in a contract, he also shall be deemed interested in that contract.

122.5
If a question arises at a Board meeting about whether a Director (other than the chairman of the meeting) has an interest which is likely to give rise to a conflict of interest, or whether he can vote or be counted in the quorum, and the Director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chairman of the meeting. The chairman's ruling about the relevant Director is final and conclusive, unless the nature and extent of the Director's interests have not been fairly disclosed to the Directors. If the question arises about the chairman of the meeting, the question must be directed to the Directors. The chairman cannot vote on the question but can be counted in the quorum. The Directors' resolution about the chairman is final and conclusive, unless the nature and extent of the chairman's interests have not been fairly disclosed to the Directors.

123.	General
For the purposes of Articles 119 to 122 inclusive (which shall apply equally to alternate Directors):

123.1	An interest of a person who is connected (which word shall have the meaning given to it by section 252 of the Act) with a Director shall be treated as an interest of the Director.

123.2	A contract includes references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not consulting a contract.

123.3	A conflict of interest includes a conflict of interest and duty and a conflict of duties.

123.4
Subject to the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of Articles 119 to 122 to any extent or ratify any contract not properly authorised by reason of a contravention of any of the provisions of Articles 119 to 122.

124.	Power to authenticate documents
Any Director, the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts. Where any books, records, documents or accounts are not at the Office, the local manager or other officer of the Company who has their custody shall be deemed to be a person appointed by the Board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

125.	Use of seals

125.1	The Board shall provide for the safe custody of the Seal. A Seal shall not be used without the authority of the Board or of a committee of the Board so authorised.

125.2
Subject as otherwise provided in these Articles, every document which is sealed using the Seal must be signed by at least one authorised person in the presence of a witness who attests the signature. An authorised person for this purpose is any Director, the Secretary or any other person authorised by the Directors for the purpose of signing documents to which the Seal is applied.

125.3
The Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Seal shall not require to be signed unless the Board decides otherwise or the law otherwise requires.

125.4
The Board may decide who will sign an instrument to which a Seal is affixed (or in the case of a share certificate, on which the Seal may be printed) either generally or in relation to a particular instrument or type of instrument and may also determine either generally or in a particular case that a signature may be dispensed with or affixed by mechanical means.

126.	Declaration of dividends
Subject to the Act and these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board.

127.	Interim dividends

127.1
Subject to the Act, the Board may declare and pay such interim dividends (including any dividend at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If the Board acts in good faith, it shall not incur any liability to the holders of shares for any loss that they may suffer by the lawful payment of any interim dividend on any other class of shares ranking with or after those shares.

127.2
If the share capital is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

127.3
The Board may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights.

128.	Calculation and currency of dividends
Except as provided otherwise by the rights attached to shares, all dividends:

(a)	shall be declared and paid accordingly to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid;

(b)
shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly; and

(c)	may be declared or paid in any currency. The Board may decide the rate of exchange for any currency conversions that may be required and how any costs involved are to be met.

129.	Amounts due on shares can be deducted from dividends
The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to the shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares.

130.	Dividends not in cash
The Board may, by ordinary resolution of the Company direct, or in the case of an interim dividend may without the authority of an ordinary resolution direct, that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways. Where any difficulty arises regarding such distribution, the Board may settle it as it thinks fit. In particular, the Board may:

(a)	issue fractional certificates (or ignore fractions);

(b)
fix the value for distribution of such assets or any part of them and determine that cash payments may be made to any members on the footing of the values so fixed, in order to adjust the rights of members; and

(c)	vest any such assets in trustees on trust for the person entitled to the dividend.

131.	No interest on dividends
Unless otherwise provided by the rights attached to the share, no dividend or other monies payable by the Company or in respect of a share shall bear interest as against the Company.

132.	Method of payment

132.1
The Company may pay any dividend, interest or other sum payable in respect of a share wholly or partly in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order or by any other method, including by electronic means, as the Board may consider appropriate. For uncertificated shares, any payment may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and such payment may be made by the Company or any person on its behalf by sending an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

132.2
The Company may send such payment by post or other delivery service (or by such means offered by the Company as the member or person entitled to it may agree in writing) to the registered address of the member or person entitled to it (or, if two or more persons are holders of the share or are jointly entitled to it because of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the Register) or to such person and such address as such member or person may direct in writing.

132.3
Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment (including transmission of funds through a bank transfer or other funds transfer system or by such other electronic means as permitted by these Articles or in accordance with the facilities and requirements of the relevant system concerned) shall be good discharge to the Company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed the Company shall not be responsible.

132.4	Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other monies payable in respect of such share.

132.5
The Board may, at its discretion, make provisions to enable any member as the Board shall determine to receive duly declared dividends in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment shall be on such terms and conditions as the Board may in its absolute discretion determine

132.6	In respect of the payment of any dividend or other sum which is a distribution, the Board may decide, and notify recipients, that:

(a)	one or more of the means described in this Article will be used for payment and a recipient may elect to receive the payment by one of the means so notified in the manner prescribed by the Directors;

(b)	one or more of such means will be used for the payment unless a recipient elects otherwise in the manner prescribed by the Directors; or

(c)	one or more of such means will be used for the payment and that recipients will not be able to elect otherwise,

the Board may for this purpose decide that different methods of payment may apply to different recipients or groups of recipients.

132.7
All cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money and the Company will not be responsible for a payment which is lost, rejected or delayed. The Company can rely on a receipt for a dividend or other money paid in relation to a share from any one of the joint recipients on behalf of all of them. The Company is treated as having paid a dividend if the cheque, warrant or similar financial instrument is cleared or if a payment is made using a relevant system or inter-bank transfer or other electronic means.

132.8
Subject to the rights attaching to any shares, any dividends or other monies payable on or in respect of a share may be declared or paid in such currency or currencies and using such exchange rate or such date for determining the value or currency conversions as the Directors may determine.

133.	Uncashed dividends
If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled to them are returned to the Company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquires have failed to establish any new address to be used for the purpose, the Company does not have to send any dividends or other monies payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose. If any such cheque, warrant or order has or is alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled to it, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit.

134.	Unclaimed dividends
All dividends, interest or other sums payable and unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The Company shall not be a trustee in respect of such unclaimed dividends and will not be liable to pay interest on it. All dividends that remain unclaimed for twelve (12) years after they were first declared or became due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

135.	Scrip dividends

135.1
Subject to the Act, the Board may, by ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of shares (excluding any member holding shares as treasury shares) the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(a)
the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed;

(b)
the entitlement of each holder of shares to new shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend. For this purpose relevant value shall be calculated by reference to the average of the middle market quotations for the shares on NASDAQ or any other publication of a recognised investment exchange showing quotations for the Company's shares), for the day on which the shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable. A certificate or report by the Company's auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

(c)
no fractions of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions where, in whole or in part, the benefit accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of any member of fully paid shares and/or provisions where cash payments may be made to members in respect of their fractional entitlements;

(d)
the Board shall, after determining the basis of allotment, notify the holders of shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. No such notice need to be given to holders of shares who have previously given election mandates in accordance with this Article and whose mandates have not been revoked. The accidental omission to give notice of any right of election to, or the non-receipt (even if the Company becomes aware of such non-receipt) of any such notice by, any holder of shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

(e)
The Board may on any occasion decide that rights of election shall only be made available subject to such exclusions, restrictions or other arrangements as they shall in their absolute discretion deem necessary or desirable in order to comply with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or stock exchange in, any territory;

(f)
the Board shall not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the Board has authority to allot sufficient shares, to give effect to it after the basis of the allotment is determined;

(g)
the Board may exclude from any offer or make other arrangements in relation to any holders of shares where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

(h)
Unless the Board decides otherwise or the rules of a relevant system require otherwise, any new shares which a holder has elected to receive instead of cash in respect of some or all of his dividend will be:

(i)	shares in uncertificated form if the corresponding elected shares were uncertificated shares on the record date for that dividend; and

(ii)	shares in certificated form if the corresponding elected shares were shares in certificated form on the record date for that dividend;

(i)
the Board may establish or vary a procedure for election mandates in respect of future rights of election and may determine that every duly effected election in respect of any shares shall be binding on every successor in title to the holder;

(j)
the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on shares in respect of which an election has been duly made (elected shares) and instead additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined as stated above. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and apply it in paying up in full the appropriate number of unissued shares for allotment and distribution to the holders of the elected shares on such basis. The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

(k)
the Board may decide how any costs relating to the new shares available in place of a cash dividend will be met, including to deduct an amount from the entitlement of a holder of shares under this Article;

(l)
the additional shares so allotted shall rank pari passu in all respects with each other and with the fully paid shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date;

(m)
the Board may terminate, suspend, or amend any offer of the right to elect to receive shares in lieu of any cash dividend at any time and generally may implement any scrip dividend scheme on such terms and conditions as the Board may determine and take such other action as the Board may deem necessary or desirable in respect of any such scheme; and

(n)
The Board may do all acts and things which they consider necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned.

136.	Capitalisation of reserves

136.1	The Board may, with the authority of an ordinary resolution of the Company:

(a)
subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of the share premium account of capital redemption reserve or other undistributable reserve;

(b)
appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, provided that:

(i)
the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up in full shares to be allotted to members credited as fully paid;

(ii)
the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly; and

(iii)
in a case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company, the amount of the net assets of the Company at that time in not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment of it;

(c)
resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

(d)
make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of it to the Company rather than to the members concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

(e)	authorise any person to enter on behalf of such members concerned into an agreement with the Company providing for either:

(i)	the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or

(ii)
the payment up by the Company on behalf of such members by the application of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares,

(any agreement made under such authority being effective and binding on all such members); and

(f)	generally do all acts and things required to give effect to such resolution.

136.2
Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Act) or any similar scheme under which participation is extended to non-executive Directors or consultants providing services to the Company or any of its subsidiaries:

(a)
the Company has granted options to subscribe for shares on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in or other reorganisation of the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then the Board may, on the exercise of any of the options concerned and payment of the subscription price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 136.1(a) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly;

(b)
the Company has granted (or assumed liability to satisfy) rights to subscribe for shares (whether in the form of stock options, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights or otherwise) then the Board may, in connection with the issue of shares, capitalise any such profits or other sum as is mentioned in Article 136.1 to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be issued in connection with such rights to subscribe and apply such amount in paying up such balance and allot shares fully paid accordingly; and

(c)	the provisions of Article 136.1(a) to (f) shall apply with the necessary alterations to this Article.

137.	Record dates

137.1
Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by resolution specify any date (record date) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. Such record date may be before, on or after the date on which the dividend, distribution, interest, allotment, issue, notice, information, document or circular is declared, made, paid, given, or served.

137.2
In the absence of a record date being fixed, entitlement to any dividend, distribution, interest, allotment, issue, notice, information, document or circular shall be determined by reference to the date on which the dividend is declared, the distribution allotment or issue is made or the notice, information, document or circular made, given or served.

138.	Inspection of records
No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he is authorised to do so by law, by order of a court of competent jurisdiction, by the Board or by ordinary resolution of the Company.

139.	Account to be sent to members

139.1
In respect of each financial year, a copy of the Company's annual accounts, the strategic report, the Directors' report, the Directors' remuneration report, the auditor's report on those accounts and on the auditable part of the Directors' remuneration report shall be sent or supplied to:

(a)	Every member (whether or not entitled to receive notices of general meetings);

(b)	Every holder of debentures (whether or not entitled to receive notice of general meetings); and

(c)	Every other person who is entitle to receive notice of general meetings, not less than twenty-one (21) clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act.

139.2	This Article does not require copies of the documents to which it applies to be sent or supplied to:

(a)	A member or holder of debentures of whose address the Company is unaware; or

(b)	More than one of the joint holders of shares or debentures.

139.3
The Board may determine that persons entitled to receive a copy of the Company's annual accounts, the strategic report, the Directors' report, the Directors' remuneration report, the auditor's report on those accounts and on the auditable part of the Directors' remuneration report are those persons entered on the Register at the close of business on a day determined by the Board, provided that the day determined by the Board may not be more than twenty-one (21) days before the day that the relevant copies are being sent.

139.4
Where permitted by the Act, a strategic report with supplementary material in the form and containing the information prescribed by the Act may be sent or supplied to a person so electing in place of the documents required to be sent or supplied by Article 139.

140.	Service of Notices

140.1	The Company can send, deliver or serve any notice or other document, including a share certificate, to or on a member:

(a)	personally;

(b)	by sending it through the postal system addressed to the member at his registered address or by leaving it at that address addressed to the member;

(c)	through a relevant system, where the notice or document relates to uncertificated shares;

(d)	where appropriate, by sending or supplying it in electronic form to an address notified by the member to the Company for that purpose;

(e)	where appropriate, by making it available on a website and notifying the member of its availability in accordance with this Article or

(f)	by any other means authorised in writing by the member.

140.2	In the case of joint holders of a share:

(a)
service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on, sending or supplying to all the joint holders; and

(b)
anything to be agreed or specified in relation to any notice, document or other information to be served on, sent or supplied to them may be agreed or specified by any one of the joint holders and the agreement or specification of the first named in the Register shall be accepted to the exclusion of that of the other joint holders.

140.3
Where a member (or, in the case of a joint holders, the person first named in the Register) has a registered address outside the United Kingdom but has notified the Company of an address within the United Kingdom at which notices, documents or other information may be given to him or has given to the Company an address for the purposes of communications by electronic means at which notices, documents or other information may be served, sent or supplied to him, he shall be entitled to have notices served, sent or supplied to him at such address or, where applicable, the Company may make them available on a website and notify the holder of that address. Otherwise no such member shall be entitled to receive any notice, document or other information from the Company.

140.4
If on three consecutive occasions any notice, document or other information has been sent to any member at his registered address or his address for the service of notices (by electronic means or otherwise) but has been returned undelivered, such member shall not be entitled to receive notices, documents or other information from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom for the service of notices or has informed the Company of an address for the service of notices and the sending or supply of documents and other information in electronic form. For these purposes, any notice, document or other information served, sent or supplied by post shall be treated as returned undelivered if the notice, document or other information is served, sent or supplied back to the Company (or its agents) and a notice, document or other information served, sent or supplied in electronic form shall be treated as returned undelivered if the Company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was served, sent or supplied.

140.5	The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all of the members.

141.	Hard copy form

141.1
Any document, information or notice is validly sent or supplied by the Company in hard copy form if it is handed to the intended recipient or sent or supplied by hand or through the post in a prepaid envelope:

(a)	to an address specified for the purpose by the intended recipient;

(b)	if the intended recipient is a company, to its registered office;

(c)	to the address shown in the Company’s Register;

(d)	to any address to which any provision of the Companies Acts authorises it to be sent or supplied; or

(e)	if the Company is unable to obtain an address falling within paragraphs (a) to (d), to the last address known to the Company of the intended recipient.

142.	Electronic form

142.1	Any document, information or notice is validly sent or supplied by the Company in electronic form:

(a)	to a person if that person has agreed (generally or specifically) that the document, information or notice may be sent or supplied in that form and has not revoked that agreement; or

(b)	to a company that is deemed to have so agreed by the Companies Acts.

143.	Electronic means

143.1	Any document, information or notice is validly sent or supplied by the Company by electronic means if it is sent or supplied:

(a)	to an address specified for the purpose by the intended recipient (generally or specifically); or

(b)	where the intended recipient is a company, to an address deemed by the Companies Acts to have been so specified.

144.	Website

144.1	Any document, information or notice is validly sent or supplied by the Company to a person by being made available on a website if:

(a)
the person has agreed (generally or specifically) that the document, information or notice may be sent or supplied to him in that manner, or he is taken to have so agreed under Schedule 5 of the Act, and in either case he has not revoked that agreement:

(b)	the Company has notified the intended recipient of:

(i)	the presence of the document, information or notice on the website;

(ii)	the address of the website;

(iii)	the place on the website where it may be accessed;

(iv)	how to access the document, information or notice; and

(v)
any other information prescribed by the Companies Acts or any other provisions of law including, when the document, information or notice is a notice of meeting, that fact, the place, date and time of the meeting and whether the meeting is an annual general meeting; and

(c)
the document, information or notice is available on the website throughout the period specified by any applicable provision of the Companies Acts or, if no such period is specified, the period of twenty-eight (28) days starting on the date on which the notification referred to in paragraph (b) above is sent to the relevant person.

145.	Sending or supplying any Document, information or notice by any other means
Any document, information or notice that is sent or supplied otherwise than in hard copy form or electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

146.	Presence at meeting evidence in itself of receipt of notice
A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have received notice of the meeting and, where required, of the purposes for which it was called.

147.	Notice on person entitled by transmission
The Company may give notice to the person entitled to a share because of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) within the United Kingdom supplied for the purpose by the person claimed to be so entitled or to which notices may be sent in electronic form. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred. This shall apply whether or not the Company has notice of the death or bankruptcy or other event.

148.	Record date for service
Any notice, document or other information may be served, sent or supplied by the Company by reference to the register as it stands at any time not more than fifteen (15) days before the date of service, sending or supplying. No change in the register after that time shall invalidate that service, sending or supply. Where any notice, document or other information is served on, sent or supplied to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or supplying of that notice, document or other information.

149.	Evidence of service

149.1
Any notice, document or other information, addressed to a member at his registered address or address for service in the United Kingdom shall, if served, sent or supplied by first class post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second class post is employed, on the second day after the day when it was put in the post). Proof that an envelope containing the notice, document or other information was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given.

149.2
Any notice, document or other information not served, sent or supplied by post but delivered or left at a registered address or address for service in the United Kingdom (other than an address for the purposes of communications by electronic means) shall be deemed to have been served or delivered on the day on which it was so delivered or left.

149.3
Any notice, document or other information, if served, sent or supplied by electronic means shall be deemed to have been received on the day on which the electronic communication was sent by or on behalf of the Company notwithstanding that the Company subsequently sends such notice, document or other information in hard copy form by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this Article. Proof that the notice, document or other information was properly addressed shall be conclusive evidence that the notice by electronic means was given.

149.4
Any notice, document or other information served, sent or supplied by the Company by means of a relevant system shall be deemed to have been received when the Company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice, document or other information.

149.5
Any notice, document or other information served, sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

150.	Notice when post not available
If at any time by reason of the suspension, interruption or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, the Company need only give notice of a general meeting to those members with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company shall also advertise the notice in at least one national newspaper published in the United Kingdom and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment of it. In any such case the Company shall send confirmatory copies of the notice by post to those members to whom notice cannot be given by electronic means if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom again becomes practicable.

151.	Validation of documents in electronic form

151.1	Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must:

(a)
incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other person, in such form as the Board may approve; or

(b)	be accompanied by such other evidence as the Board may require in order to be satisfied that the document is genuine.

151.2
The Company may designate mechanisms for validating any such document and a document not validated by the use of any such mechanisms shall be deemed as having not been received by the Company In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 49 and 73.

152.	Winding Up
If the Company is wound up and subject to the rights and restrictions attached to any share or classes of shares, the liquidator may, with the sanction of a special resolution and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine, but no member shall be compelled to accept any assets upon which there is a liability.

153.	Indemnity and insurance

153.1	In this Article:

(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate;

(b)
a relevant officer means any Director or other officer or former Director or other officer of the Company or an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Act), but excluding in each case any person engaged by the Company (or associated company) as auditor (whether or not he is also a Director or other officer), to the extent he acts in his capacity as auditor); and

(c)
relevant loss means any loss or liability which has been or may be incurred by a relevant officer in connection with that relevant officer's duties or powers in relation to the company, any associated company or any pension fund or employees' share scheme of the company or associated company.

153.2	Subject to Article 153.3, but without prejudice to any indemnity to which a relevant officer is otherwise entitled:

(a)
each relevant officer shall be indemnified out of the Company's assets against all relevant loss and in relation to the Company's (or any associated company's) activities as trustee of an occupational pension scheme (as defined in section 235(6) of the Act), including any liability incurred by him in defending any civil or criminal proceedings, in which judgment is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which the court grants him, in his capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company's (or any associated company's) affairs; and

(b)
the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by him in connection with any proceedings or application referred to in Article 153.2(a) and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

153.3	This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

153.4	The Directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.

153.5
Where a relevant officer is indemnified against a liability in accordance with this Article, the indemnity extends to each cost, charge, loss, expense and liability incurred by him in relation to that liability.

154.	Exclusive jurisdiction
By subscribing for or acquiring shares, the member submits all disputes between him or herself and the Company or the Directors to the exclusive jurisdiction of the courts of England and Wales.

SCHEDULE
PART 1
CLASS A ORDINARY SHARES

1.	Dividends
Any dividend declared by the Company shall be paid on the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares pari passu as if they were all shares of the same class.

2.	Return of Capital
In the event of the liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to members shall be distributed amongst all holders of Class A Ordinary Shares, Class B Ordinary Shares and any Class C Ordinary Shares in proportion to the number of shares held irrespective of the amount paid or credited as paid on any share.

3.	Deemed Liquidation
3.1     Any:

(a)
consolidation or merger of the Company with or into another entity or entities (whether or not the Company is the surviving entity) as a result of which the holders of the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or issue cease to own the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board;

(b)	sale or transfer by the Company of all or substantially all of its assets (determined either for the Company alone or together with its subsidiaries on a consolidated basis); or

(c)
sale, transfer or issuance or series of sales, transfers and/or issues of shares by the Company or the holders thereof, as a result of which the holders of the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or issue cease to own the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board, shall be deemed to be a liquidation, dissolution and winding up of the Company for purposes of paragraph 2 of Part 1 to this Schedule (unless the Board determine otherwise), and the holders of the Class A Ordinary Shares shall be entitled to receive from the Company the amounts payable with respect to the Class A Ordinary Shares on a liquidation, dissolution or winding up of the Company under paragraph 2 of Part 1 to this Schedule in cancellation of their Class A Ordinary Shares upon the completion of any such transaction.

4.	Voting

4.1
At a general meeting of the Company and at any separate class meeting of the holders of Class A Ordinary Shares, where a holder of Class A Ordinary Shares is entitled to vote, such holder is entitled to one vote for each Class A Ordinary Share held.

4.2
A holder of Class A Ordinary Shares is entitled to receive notice of any general meeting of the Company (and notice of any separate class meeting of the holders of Class A Ordinary Shares) and a copy of every report, accounts, circular or other document sent out by the Company to members.

5.	Takeover Offers
For the purposes of Rule 14 of the Takeover Code, the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares shall be deemed to have identical economic value and any offer made pursuant to the Code shall be identical and shall be offered to the holders of Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares on identical financial terms (with any practical modifications as may be agreed with the Panel to facilitate and reflect that the Class A Ordinary Shares (or an ADS representing the same) is traded on NYSE).

PART 2
CLASS B ORDINARY SHARES

1.	Dividends
Any dividend declared by the Company shall be paid on the Class A Ordinary Shares and the Class B Ordinary Shares as set out in paragraph 1 of Part 1 to this Schedule.

2.	Return of Capital
In the event of the liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to members shall be applied in the order of priority set out in paragraph 2 of Part 1 to this Schedule.

3.	Deemed Liquidation
In the event of a transaction which is deemed a liquidation, dissolution or winding up of the Company pursuant to paragraph 3 of Part 1 to this Schedule, the Class B Ordinary Shares shall be entitled to receive from the Company the amounts payable with respect to the Class B Ordinary Shares upon a liquidation, dissolution or winding up of the Company under paragraph 2 of Part 1 to this Schedule in cancellation of their Class B Ordinary Shares upon the consummation of any such transaction.

4.	Restrictions on transfer and orderly market provisions

4.1
During the period of one hundred and eighty (180) days commencing on the Listing Date, no transfers of Class B Ordinary Shares shall be permitted other than to a person who is a Permitted Class B Ordinary Transferee or pursuant to the Listing (which for the avoidance of doubt includes sales pursuant to any secondary offering or exercise of any over-allotment option in connection with the Listing).

4.2
In addition to the restriction in paragraph 4.1, above, and subject to any written agreement between a Class B Ordinary Shareholder, the Company and the managing underwriter acting in connection with the Listing executed prior to the Listing Date and/or in contemplation of the Listing, no transfers of Class B Ordinary Shares shall be permitted (other than to a person who is a Permitted Class B Ordinary Transferee):

(a)
in excess of 25% of the Class B Ordinary Shareholders holding of Class B Ordinary Shares (determined as at the Listing Date) in the period commencing 180 days after the Listing Date and ending on the date falling 18 months after the Listing Date;

(b)
in excess of 40% of the Class B Ordinary Shareholders holding of Class B Ordinary Shares (determined as at the Listing Date) in the period commencing 180 days after the Listing Date and ending on the date falling on the third anniversary of the Listing Date; and

(c)
in excess of 60% of the Class B Ordinary Shareholders holding of Class B Ordinary Shares (determined as at the Listing Date) in the period commencing 180 days after the Listing Date and ending on the fifth anniversary of the Listing Date, save that a Class B Ordinary Shareholder may, subject to any written agreement between such Class B Shareholder, the Company and the managing underwriter acting in connection with the Listing executed following the Listing Date:

(i)
accept a general offer for its holding of Class B Ordinary Shares made to all holders of issued and allotted shares of the Company for the time being (other than shares held or contracted to be acquired by the offeror or its associates within the meaning of the Companies Acts (as has the meaning given in Section 2 of the Act)) made in accordance with Takeover Code on terms which treat all such holders alike;

(ii)
execute and deliver an irrevocable commitment or undertaking to accept a general offer (without any further agreement to transfer or dispose of any Class B Ordinary Shares or any interest therein) as is referred to in paragraph 4.2(i) of Part 1 to this Schedule or a sale of Class B Ordinary Shares to an offeror or potential offeror during an offer period (within the meaning of the Takeover Code);

(iii)	sell or otherwise dispose of Class B Ordinary Shares pursuant to any offer by the Company to purchase its own shares which is made on identical terms to all holders of shares of the Company;

(iv)
transfer or dispose of Class B Ordinary Shares pursuant to a compromise or arrangement between the Company and its creditors or any class of them or between the Company and its members or any class of them which is agreed to by the creditors or members and (where required) sanctioned by the court under the Companies Acts;

(v)	dispose of Class B Ordinary Shares in connection with a scheme of reconstruction under s.110 Insolvency Act 1986 in relation to the Company;

(vi)	dispose of Class B Ordinary Shares in any circumstances where such disposal is required by law or by any competent authority or by order of a court of competent jurisdiction;

(vii)	transfer of the legal interest in Class B Ordinary Shares provided that the beneficial owner shall not change; or

(viii)
transfer the legal and beneficial interests in Class B Ordinary Shares to a third party transferee in cases of exceptional hardship or change in personal circumstances, subject to the third party transferee agreeing to be bound by the terms of the restriction set out in paragraph 4.1 of Part 1 to this Schedule; or

(ix)
transfers of shares or any security convertible into shares as a will or intestacy, to an immediate family member or to a trust formed for the benefit of any immediate family member or, (and “immediate family” shall mean the spouse, widow or widower of the undersigned and the lineal descendants, including any step-child, adopted child or illegitimate child of the member).

4.3
In respect of any proposed sale of Class B Ordinary Shares pursuant to paragraph 4.2 above, prior the second anniversary of the Listing Date, he or she shall give notice to the Board of his or her intent. In order to preserve an orderly market in the Company’s shares, the Board may, after consultation with its investment bankers and stockbrokers, permit such sale in the open market or may impose such conditions as the Board considers fit to maintain an orderly market in the Company’s shares. Such conditions may include (a) the imposition of volume restrictions (on any individual holder of Class B Ordinary Shares, or on an aggregate basis); (b) a requirement that such sales only occur through the Company’s designated stockbroker; (c) that such intended sale be deferred or delayed on grounds of market conditions; (d) in the event that the Board consider that volumes of requests to sell are material, delaying such sales pending the arrangement of a formalised secondary offering of such shares; or (e) such other conditions as the Board see fit to maintain an orderly market in consultation with its investment bankers.

5.	Conversion

5.1	(Election by Class B Ordinary Shareholder and mandatory conversion) A Class B Ordinary Shareholder may, at any time after the fifth (5th) anniversary of the Listing Date, elect at any time to convert any of its Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis by notice in writing to the Directors. In additional any shares of any holder of Class B Ordinary Shares who (i) attains the age of 63; or (ii) prior to attaining the age of 63 retires from the business carried on the by the Company, its subsidiaries or subsidiary undertakings, on grounds of ill health (supported by such medical evidence as the Directors deem reasonable and fit to verify the positon), shall, upon retirement be converted into Class C Ordinary Shares, provided that if there are no Class C Ordinary Shares in issue on the relevant date, the conversion shall be into Class A Ordinary Shares.

5.2
(Less than 10% of total voting rights attributable to Class B Ordinary Shares) Each Class B Ordinary Share will automatically, without any further action on behalf of the Company or otherwise, convert into one Class A Ordinary Share if the aggregate number of voting rights attaching to the Class B Ordinary Shares then in issue comprise less than 10% of the total voting rights of the Company then outstanding.

5.3
(Transfer to a non-Permitted Class B Ordinary Transferee) A Class B Ordinary Share will automatically, without any further action on behalf of the Company or otherwise, convert into one Class A Ordinary Share upon a transfer of such Class B Ordinary Share by its holder to any person that is not a Permitted Class B Ordinary Transferee. For the avoidance of doubt, the automatic conversion under this paragraph affects only the Class B Ordinary Share(s) that is/are the subject of such transfer.

5.4
(Application of the Takeover Code) For so long as the Company is subject to the Takeover Code, or should the Panel determine at any time that the Company is or has become subject to the Takeover Code, the following provisions shall apply in respect of the Class B Ordinary Shares and the voting rights in the Company attaching thereto:

(a)
If at any time the Panel determines that a person or persons holding Class B Ordinary Shares (whether alone or acting or deemed to be acting in concert) having actively or passively breached the provisions of Rule 9 of the Takeover Code (the “Triggering Event”), the Board may take such steps with respect to directing the conversion of such number of Class B Ordinary Shares held by such person or persons into such number of Class A Ordinary Shares so as to reduce the aggregate interests in the voting rights in the Company held by such person or persons of such Class B Ordinary Shares to maintain the percentage of voting rights held immediately prior to the Triggering Event (the “Pre-Trigger Percentage Level”) or to such other level as is acceptable to the Panel.

(b)
The Board shall also take such steps with respect to directing the conversion of such number of Class B Ordinary Shares as are necessary to maintain the Pre-Trigger Percentage Level of a person (or persons acting or deemed by the Panel to be acting in concert) upon the request of that person or persons whose aggregate voting rights in the Company, when combined with: (A) any anticipated acquisition of additional voting rights in the Company, or (B) any increase within the Relevant Percentage Limits as a result of any corporate action or event (including the conversion of any other Class B Ordinary Shares into Class A Ordinary Shares). in the opinion of that person or persons might constitute a Triggering Event;

(c)
Where multiple persons holding Class B Ordinary Shares are, or are deemed to be acting in concert, the Board, when exercising its powers pursuant to this Article, shall direct the conversion of Class B Ordinary Shares into Class A Ordinary Shares pro rata to the respective interests of the respective individual persons in the voting rights in the Company.

(d)
Any notice from the Board to a person holding Class B Ordinary Shares directing the conversion of Class B Ordinary Shares into Class A Ordinary Shares shall be given in writing to the address of the relevant person appearing on the Register at the date on which the relevant notice was given, and shall be given in accordance with Article 49, but any such suspension or release shall be effective immediately upon the Board passing the relevant resolution.

(e)
A resolution of the Board to direct the conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to this Article shall be valid and effective notwithstanding that any period of notice to convene the relevant Board meeting or pass a written resolution was not duly given.

6.	Voting

6.1
At a general meeting of the Company, and at any separate class meeting of the holders of Class B Ordinary Shares, where a holder of Class B Ordinary Shares is entitled to vote, such holder is entitled to ten (10) votes for each Class B Ordinary Share held.

6.2
A holder of Class B Ordinary Shares is entitled to receive notice of any general meeting of the Company (and notice of any separate class meeting of the holders of Class B Ordinary Shares) and a copy of every report, accounts, circular or other document sent out by the Company to members.

7.	No further action required in respect of a conversion
The terms of issue of Class B Ordinary Shares provide for the conversion of one Class B Ordinary Share into one Class A Ordinary Share in certain circumstances set forth in these Articles which do not require the consent of the Class B Ordinary Shareholder. Class B Ordinary Shareholders, upon becoming a holder of such Class B Ordinary Share, consent to any such conversion and agree that no further consent is required to any such conversion occurring in accordance with the terms of these Articles.

8.	Takeover Offers
For the purposes of Rule 14 of the Takeover Code, the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares shall be deemed to have identical economic value and any offer made pursuant to the Code shall be identical and shall be offered to the holders of Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares on identical financial terms (with any practical modifications as may be agreed with the Panel to facilitate and reflect that the Class A Ordinary Shares (or an ADS representing the same) is traded on NYSE).

PART 3
CLASS C ORDINARY SHARES

1.	Dividends
Any dividend declared by the Company shall be paid on the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares pari passu as if they were all shares of the same class.

2.	Return of Capital
In the event of the liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to members shall be distributed amongst all holders of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares in proportion to the number of shares held irrespective of the amount paid or credited as paid on any share.

3.	Deemed Liquidation
Any:

(a)
consolidation or merger of the Company with or into another entity or entities (whether or not the Company is the surviving entity) as a result of which the holders of the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or issue cease to own the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board;

(b)	sale or transfer by the Company of all or substantially all of its assets (determined either for the Company alone or together with its subsidiaries on a consolidated basis); or

(c)
sale, transfer or issuance or series of sales, transfers and/or issues of shares by the Company or the holders thereof, as a result of which the holders of the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or issue cease to own the Company’s outstanding shares possessing the voting power (under ordinary circumstances) to elect a majority of the Board, shall be deemed to be a liquidation, dissolution and winding up of the Company for purposes of paragraph 3 of Part 1 to this Schedule (unless the Board determine otherwise), and the holders of the Class C Ordinary Shares shall be entitled to receive from the Company the amounts payable with respect to the Class C Ordinary Shares on a liquidation, dissolution or winding up of the Company under paragraph 3 of Part 1 to this Schedule in cancellation of their Class C Ordinary Shares upon the completion of any such transaction.

4.	Voting

4.1
At a general meeting of the Company and at any separate class meeting of the holders of Class C Ordinary Shares, where a holder of Class C Ordinary Shares is entitled to vote, such holder is entitled to one vote for each Class C Ordinary Share held.

4.2
A holder of Class C Ordinary Shares is entitled to receive notice of any general meeting of the Company (and notice of any separate class meeting of the holders of Class C Ordinary Shares) and a copy of every report, accounts, circular or other document sent out by the Company to members.

5.	Conversion of the Class C Ordinary Shares into Class A Ordinary Shares

5.1
On the second anniversary of the Listing Date all of the Class C Ordinary Shares shall be redesignated as Class A Ordinary Shares. The Company may, but shall not be obligated to, issue new certificates in respect of the conversion and if the Company fails, or elects not, to do so, any certificate issued representing C Ordinary Shares shall automatically evidence title to an identical number of A Ordinary Shares.

5.2
A Class C Ordinary Share will automatically, without any further action on behalf of the Company or otherwise, convert into one Class A Ordinary Share upon a transfer of such Class C Ordinary Share by its holder to any person that is not a Permitted Class C Ordinary Transferee. For the avoidance of doubt, the automatic conversion under this paragraph affects only the Class C Ordinary Share(s) that is/are the subject of such transfer.

6.	Restrictions on transfer and orderly market provisions

6.1	During the period of one hundred and eighty (180) days commencing on the Listing Date, no transfers of Class C Ordinary Shares shall be permitted other in accordance with Article 35.2.

6.2
In addition to the restriction in paragraph 6.1, above, and subject to any written agreement between a Class C Ordinary Shareholder, the Company and the managing underwriter acting in connection with the Listing executed prior to the Listing Date and/or in contemplation of the Listing, no transfers of Class C Ordinary Shares shall be permitted (other than in accordance with Article 35.2) in excess of 25% of the Class C Ordinary Shareholders holding of Class C Ordinary Shares (determined as at the Listing Date) in the period commencing 180 days after the Listing Date and ending on the date falling 18 months after the Listing Date;

6.3
If any holder of Class C Ordinary Shares wished to dispose of some or all of his holding after expiry of the one hundred and eighty (180) day period referred to in paragraph 4.3, and prior to the second anniversary of the Listing Date, he or she shall give notice to the Board of his or her intent. In order to preserve an orderly market in the Company’s shares, the Board may, after consultation with its investment bankers and stockbrokers, permit such sale in the open market or may impose such conditions as the Board considers fit to maintain an orderly market in the Company’s shares. Such conditions may include (a) the imposition of volume restrictions (or any individual holder of Class C Ordinary Shares, or on an aggregate basis); (b) a requirement that such sales only occur through the Company’s designated stockbroker; (c) that such intended sale be deferred or delayed on grounds of market conditions; (d) in the event that the Board consider that volumes of requests to sell are material, delaying such sales pending the arrangement of a formalised secondary offering of such shares; or (e) such other conditions as the Board see fit to maintain an orderly market in consultation with its investment bankers.

7.	Takeover Offers
For the purposes of Rule 14 of the Takeover Code, the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares shall be deemed to have identical economic value and any offer made pursuant to the Code shall be identical and shall be offered to the holders of Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares on identical financial terms (with any practical modifications as may be agreed with the Panel to facilitate and reflect that the Class A Ordinary Shares (or an ADS representing the same) is traded on NYSE).